UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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THESTREET, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 29, 2015

Dear Fellow Stockholder,

TheStreet’s Board of Directors and management team have taken bold and decisive actions to transform your Company into a leading digital financial media company poised for future growth. Over the past several years we’ve launched a number of strategic initiatives, including:

•	Expanding our product portfolio to include a comprehensive suite of data products aimed at driving revenue;

•	Reinvigorating our management team; and

•	Restructuring our operations to create a more efficient and profitable company.

Your Board and management team have driven these changes to enhance our business and deliver superior value to investors.

The results of our work are emerging: Our financial position is strong, with significant cash and a dividend program in place even as we accelerate your Company’s growth. Our transformation into a subscription business provides visibility, consistency, and cash generation.

LEADING THESTREET INTO THE FUTURE

The Board has supported the management team in our turnaround and growth strategies. These steps began with the revamp of our product portfolio, expanding our data offerings and target audiences through the transformative acquisitions of The Deal, DealFlow Media, and most recently, BoardEx. Together, these properties provide a comprehensive offering of news, data, analytics and research for the elite community of professionals in the “change of control” arena. They have also accelerated our move deeper into the subscription business - a more stable cash-flow generator. This approach also creates a competitive advantage and a dual monetization stream from our elite audiences – introducing them to advertisers while selling them our subscription products.

Over the past several years, the Board and management have successfully turned around the financial performance of TheStreet. We have seen consistent quarterly performance that has beaten expectations – the Company just posted the fifth highest quarterly revenue in our 20-year history, posted positive adjusted EBITDA for 10 of the past 11 quarters, and has a strong balance sheet and operating leverage to continue to grow the business. Our revenue for 2014 grew 12%, and we expect this level of growth to remain steady going forward.

Our terrific financial results in 2014 indicate our strong potential for sustainable growth and leadership, and we look forward to accelerating our success this year. We expect demand for our products and services to increase as the financial markets continue their upward trajectory.

Your Board seeks your support electing the Company’s two world-class nominees - James J. Cramer and Mark Walsh – strong and knowledgeable business leaders who have helped build the TheStreet’s success story and are well-suited to continue to provide valuable insight and advice to the Company.

Mr. Cramer has a strong knowledge of financial markets and investing, which are the Company’s core editorial focus, as well as extensive experience in financial media and journalism and years of service on our Board. Mr. Walsh brings experience as a senior executive and as a director of a number of technology and media companies. These experiences and attributes make these two candidates outstanding assets to our Company.

On behalf of your Board of Directors, we thank you for your continued support of TheStreet.

Sincerely,

Elisabeth DeMarse

Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 11, 2015

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of TheStreet, Inc. (the “Company”) will be held on Thursday, June 11, 2015, at 8:30 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019. A proxy card and a Proxy Statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

(1)	the election of two Class I Directors for three-year terms expiring at the Company’s Annual Meeting of Stockholders in 2018;

(2)	the approval of the amendment and restatement of TheStreet, Inc. 2007 Performance Incentive Plan (the “2007 Plan”);

(3)	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

(4)	the advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement; and

(5)	such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The close of business on April 16, 2015 has been fixed as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO VOTE. YOU MAY VOTE ON THE INTERNET, BY TELEPHONE, OR BY COMPLETING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER AGENT AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

By Order of the Board of Directors,

Vanessa J. Soman
Secretary of the Company
New York, New York

April 29, 2015

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2015

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and our 2014 Annual Report on Form 10-K are available at www.proxyvote.com.

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PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 11, 2015

This Proxy Statement is being first mailed on or about April 30, 2015 to stockholders of TheStreet, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2015 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 11, 2015, commencing at 8:30 a.m. Eastern Daylight Time, at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, or at such other time and place to which the Annual Meeting may be adjourned or postponed. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to elect directors and to conduct the business described in the Notice of Annual Meeting.

Annual Meeting Admission

Only stockholders are invited to attend the Annual Meeting. Proof of ownership of the Company’s stock, along with photo identification, must be presented in order to be admitted to the Annual Meeting. If you are a stockholder of record, please bring photo identification with you so we can check your name against our list of record holders. If your shares are held in the name of a bank, broker or other nominee, you must bring a brokerage statement or other proof of ownership with you to the Annual Meeting. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

No cameras (including cell phone cameras), recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Stockholders Entitled to Vote

The close of business on April 16, 2015 is the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 34,848,971 shares of common stock and 5,500 shares of Series B Preferred Stock. Each share of common stock is entitled to one vote. The common stock and the Company’s Series B Preferred Stock constitute the only outstanding classes of voting securities of the Company. The Series B Preferred Stock votes together with the common stock as a single class, with the Series B Preferred Stock having a number of votes equal to the number of votes that the holder of the Series B Preferred Stock would be entitled to cast had such holder converted its Series B Preferred Stock into common stock on the record date for determining the stockholders of the Company eligible to vote. The holders of the Series B Preferred Stock will be entitled to vote at the Annual Meeting the equivalent of 3,856,942 shares of common stock (representing the aggregate Series B Preferred Stock liquidation preference of $55 million, divided by a conversion price per share of common stock of $14.26).

Most stockholders of the Company hold their shares through a stockbroker, bank, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

•	Stockholder of Record — If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Co., you are considered the stockholder of record of those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the proxyholders or to vote in person at the Annual Meeting.

•	Beneficial Owner — If your shares are held in a stock brokerage account, by a bank, brokerage firm, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, brokerage firm, trustee or other nominee is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, brokerage firm, trustee or other nominee on how to vote and are also invited to attend the Annual Meeting. Your bank, brokerage firm, trustee or other nominee is obligated to provide you with voting

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instructions to follow before the Annual Meeting or a legal proxy if you wish to vote in person at the Annual Meeting. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the Internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting instruction form will include that information. If what you receive from your broker or nominee does not contain Internet or telephone voting information, please complete and return the paper form in the self-addressed, postage paid envelope provided by your bank, brokerage firm, trustee or other nominee.

Proposals You Are Asked to Vote On and the Board’s Voting Recommendations

Board’s Voting
Proposals:		Recommendation:
1.	Election of two Class I directors.	“FOR” each nominee to the Board

2.	Approval of the amendment and restatement of the 2007 Plan.	“FOR”

3.	Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	“FOR”

4.	Advisory approval of the compensation of the Company’s named executive officers as described in the Proxy Statement.	“FOR”

The Board is not aware of any matters, other than the proposals described in this Proxy Statement, to be presented for a vote at the Annual Meeting. In the election of directors, you may vote “FOR” all of the nominees or you may “WITHHOLD” your vote from one or more of the nominees. For proposals 2, 3 and 4, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Where you have appropriately specified how a proxy is to be voted, it will be voted accordingly. If you sign a proxy card or voting instruction form with no further instructions, the shares will be voted in accordance with the Board’s voting recommendations as specified above. Additionally, any of the persons named as proxyholders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.

Quorum and Voting Requirements to Elect Directors and Approve Each of the Proposals

Quorum

The presence (in person or by proxy) of the holders of a majority of the outstanding shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, brokerage firm, trustee or other nominee that is considered the stockholder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received specific voting instructions for that proposal from the beneficial owner.

Voting Requirements

Under current rules of the New York Stock Exchange to which its members are subject, certain proposals are considered “discretionary” items upon which brokerage firms holding shares of common stock in street name may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Discretionary items include the ratification of BDO USA, LLP as our independent registered public accounting firm. On these matters, your brokerage firm may vote your shares held in street name even if you have not given them specific voting instructions. With respect to the election of directors and proposals 2 and 4, a broker does not have discretionary authority to vote in the absence of instructions from the beneficial owner. If you do not provide specific voting instructions for such proposals, a broker non-vote will occur. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

Vote Required

•	Election of Two Class I Directors — The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the Annual Meeting. This means that the director nominee with the most votes for a

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particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

•	The approval of the amendment and restatement of the 2007 Plan — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

•	Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015 — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this proposal. An abstention will have the same effect as a vote against this proposal.

•	Advisory Approval of the Compensation of the Company’s Named Executive Officers As Described in the Proxy Statement — The affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve this advisory proposal. An abstention will have the same effect as a vote against this advisory proposal.

Stockholder ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or otherwise. However, the Audit Committee of the Board (the “Audit Committee”) is submitting the selection of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Voting Methods

If you hold shares directly as the stockholder of record, you may vote by granting a proxy or, if you wish to vote at the meeting, by bringing the enclosed proxy card or using the ballot provided at the meeting. If you are the beneficial owner of shares held in street name, advance voting instructions must be submitted to your bank, brokerage firm, trustee or other nominee. In most instances, you will be able to do this over the Internet, by telephone, or by mail. Please refer to the instructions included on your proxy card or, for shares held in street name, on the voting instruction form included by your bank, brokerage firm, trustee or other nominee. If your shares are held in street name and you wish to vote at the meeting, you will need to contact the bank, brokerage firm, trustee or other nominee that holds your shares to obtain a “legal proxy” to bring to the meeting.

The Internet and telephone voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card or voting instruction form. Telephone and Internet voting for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on June 10, 2015, the day before the Annual Meeting.

•	Vote by Internet — If you have Internet access, you may vote from any location in the world 24 hours a day, 7 days a week, at the web site that appears on your proxy card or voting instruction form. Have your proxy card or voting instruction form in hand when you access the web site and follow the instructions.

•	Vote by Telephone — If you live in the United States, you may use any touch-tone telephone to vote toll-free 24 hours a day, 7 days a week. Have your proxy card or voting instruction form in hand when you call.

•	Vote by Mail — You may vote by mail by signing and mailing your proxy card or, for shares held in street name, the voting instructions provided by your bank, brokerage firm, trustee or other nominee. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign, but do not provide instructions, your shares will be voted as the Board recommends.

All shares that have been properly voted and for which the vote has not been revoked will be voted at the Annual Meeting. An inspector of election, provided by Broadridge Financial Solutions, our proxy agent, will attend the Annual Meeting and tabulate the votes.

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Changing or Revoking Your Vote

You may change or revoke your proxy instructions at any time prior to the cutoff time for telephone and internet voting if you vote by either of those methods and otherwise prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy (or revoking your proxy) by voting again using the telephone or Internet prior to the cutoff time (your latest telephone or Internet proxy prior to the cutoff time is the one that will be counted) or by voting in person at the Annual Meeting. For shares held in street name, you may change or revoke your vote by following the instructions provided by your broker or other nominee. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Householding

SEC rules allow the Company to deliver a single copy of our Proxy Statement and Annual Report on Form 10-K to two or more stockholders of record residing at the same address if we believe the stockholders are members of the same family. This practice, known as “householding,” is designed to eliminate your receipt of duplicate mailings and to reduce our printing and postage costs. Accordingly, your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting us at the following address: TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005, Attention: Investor Relations, or by telephone at (212) 321-5000.

Similarly, if you share an address with another stockholder and have received multiple sets of our proxy materials, you may contact us in the manner set forth above to request delivery of a single set of these materials in the future.

If your shares are held in street name, you may have received a householding notice from your bank, brokerage firm, trustee or other nominee. Stockholders who did not respond that they do not want to participate in householding are deemed to have consented to it, and only one copy of the proxy materials is being sent to them. If proxy materials are mailed, each stockholder will continue to receive a separate voting instruction form. Stockholders wishing to change this election with their bank, brokerage firm, trustee or other nominee may contact their bank, brokerage firm, trustee or other nominee directly, or contact Householding Elections by calling 1-800-542-1061, and be prepared to provide their name, the name of the banks, brokerage firms, trustees or other nominees where their shares are held, and their account numbers. The revocation of a consent to householding will be effective 30 days following its receipt.

Lists of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:30 a.m. and 4:30 p.m. (Eastern Daylight Time) at our principal executive offices at 14 Wall Street, 15th Floor, New York, NY 10005, by contacting the Secretary of the Company at least 24 hours in advance.

Costs of Proxy Solicitation

All costs incurred in the solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation by mail, officers and employees of the Company may solicit proxies by mail, facsimile, email, telephone, in person or by other means, without additional compensation. We have engaged Morrow & Co. to assist us in the solicitation of votes for a fee of $12,500 plus expenses for these services. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding proxy solicitation materials to the beneficial owners of common stock.

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PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with our Certificate of Incorporation, our Board has been divided into three classes, denominated Class I, Class II and Class III, which are as equal in number as practicable. Members of each class hold office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. In addition, one director may be elected by the holders of Series B Preferred Stock on an annual basis, at their discretion, pursuant to the Certificate of Designation for the Series B Preferred Stock and the agreements related to the investment by funds affiliated with Technology Crossover Ventures (“TCV”) in the Company. However, such board member is not a member of a class of directors. TCV has not elected an individual to fill the vacancy as of the date of this proxy statement but may do so in the future.

The names of the nominees and continuing directors, their ages as of the date of the Annual Meeting, and certain other information about them are set forth below.

Nominees for Director

James J. Cramer and Mark Walsh each have been nominated for election at the Annual Meeting as Class I directors to serve as a director for a three-year term expiring at our Annual Meeting of Stockholders in 2018, or until their respective successors have been duly elected and qualified. Each of these nominees has consented to being named in this Proxy Statement as a nominee of the Board and to serve if elected. In case any of these nominees should become unavailable for election to the Board prior to the Annual Meeting for any reason not presently known or contemplated, the proxyholders will have discretionary authority in that instance to vote for a substitute nominee.

James J. Cramer, age 60. Mr. Cramer is a founder of the Company and has served as a director since May 1998. From June 1996 to December 1998, he served as co-Chairman of the Board and from October 2008 to January 2011, served as Chairman. He has been a columnist and contributor to the Company’s publications since its formation in 1996 and has been an employee of the Company since 2001, after retiring from Cramer, Berkowitz & Co., a hedge fund, at the end of 2000. Mr. Cramer began his journalism career while pursuing his undergraduate studies, and became a “beat” reporter in Tallahassee, Florida covering some of the biggest stories of the day. Currently, Mr. Cramer hosts CNBC programs “Mad Money” and “Squawk on the Street” and appears frequently on various news programs, such as “Meet the Press” and “The Today Show.” The Board believes that Mr. Cramer’s extensive knowledge of financial markets and investing, the Company’s core editorial focus, extensive experience in financial media and journalism, as well as his years of service on our Board, make him a suitable member of the Board, able to provide valuable insight and advice.

Mark Walsh, age 61. Mr. Walsh has served as a director of the Company since May 2012 and is our Lead Independent Director. Mr. Walsh is the Executive Chairman of Homesnap.com, a Revolution Ventures Investment (where he is a venture partner). He also serves as Chairman and co-founder of GeniusRocket, a provider of crowdsourced advertising media, and Managing Partner of Ruxton Ventures, LLC, a private equity firm specializing in investments in technology, media and education companies. Previously, Mr. Walsh served as Chief Executive Officer (1997 to 2000) and Chairman (2000 to 2001) of VerticalNet, Inc., an e-commerce solutions provider. Prior to joining VerticalNet, Mr. Walsh was a Senior Vice President and corporate officer at America Online, Inc., an internet media company, from 1995 to 1997 and President of GEnie, General Electric’s online service, from 1994 to 1995, following earlier positions with a number of internet and television businesses. Mr. Walsh also has served on the board of directors of numerous for-profit and non-profit organizations, including Day Software (2000 to 2010) and Blackboard Inc. (2000 to 2004). The Board believes that Mr. Walsh’s extensive experience as a senior executive and as a director of a number of technology and media companies make him a suitable member of the Board, able to provide valuable insight and advice.

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The Board of Directors recommends that stockholders vote FOR each named nominee.

Continuing Directors

The current Class II directors of the Company, who are not standing for re-election at the Annual Meeting and whose terms will expire at our Annual Meeting of Stockholders in 2016, or until their respective successors have been duly elected and qualified, are as follows:

Elisabeth DeMarse, age 61. Ms. DeMarse has served as a director of the Company since March 2012. Since March 2012, Ms. DeMarse has served as President and Chief Executive Officer of the Company, and was appointed Chairman of the Board in May 2012. From October 2010 to February 2012, Ms. DeMarse served as Chief Executive Officer of Newser, an online news service. From November 2006 until its acquisition by Bankrate, Inc. in August 2010, Ms. DeMarse served as Chief Executive Officer and President of CreditCards.com, a digital financial content company. From December 2005 to October 2006, Ms. DeMarse served as CEO-in-Residence of Austin Ventures, a venture capital firm. From April 2000 to June 2004, Ms. DeMarse served as President and Chief Executive Officer of Bankrate, Inc., a digital financial content company. From 1998 to 2000, Ms. DeMarse served as Executive Vice President of Hoover’s Online, Inc., a digital financial content company. Prior to joining Hoover’s, Ms. DeMarse served for ten years as a senior executive in a variety of roles at Bloomberg L.P., a financial information organization. Ms. DeMarse serves on the Board of Directors of AppNexus. In addition, Ms. DeMarse has served on the Board of Directors of the following companies within the past five years: ZipRealty, Inc. (2005 to 2014); Internet Patents Corporation (formerly known as InsWeb Corporation) (2011 to 2012); and EDGAR Online, Inc. (2004 to 2011). The Board believes that Ms. DeMarse’s extensive experience as a senior media industry executive, with particular knowledge of the digital media and financial media industries, as well as her perspective as Chief Executive Officer of the Company, make her a suitable member of the Board, able to provide valuable insight and advice.

Keith Hall, age 61. Mr. Hall has served as a director of the Company since November 2012 and is chairman of our audit committee. Since 2007 Mr. Hall has served as the managing partner of J. C. Hall & Associates, a closely held private investment and advisory firm. He serves as an independent director of and strategic consultant to a number of private companies, chiefly in the technology, finance and media sectors. From 1999 to 2007, Mr. Hall served as Senior Vice President and Chief Financial Officer of LendingTree, Inc., an online lending exchange, leading the company’s initial public offering in 2000 and its subsequent acquisition by InterActive Corporation in 2003. Prior to LendingTree, Mr. Hall served as Senior Vice President and Chief Financial Officer of three other public companies: Broadway & Seymour Inc. (1997 to 1999), Loctite Corporation (1996 to 1997), and Legent Corporation (February to November 1995). From 1983 to 1995, Mr. Hall served in various financial positions at United Technologies Corporation, including Vice President and Chief Financial Officer of the North American Operations of Carrier Corporation, a division of UTC. Mr. Hall is Chairman of the Board of Directors of Tectura, Inc. and serves on the Board of Directors of Gleacher & Company, Inc. In addition, Mr. Hall has served on the Board of Directors of the following companies: WhiteFence, Inc. (2011-2013), MTM Technologies Inc. (2008 to 2012), Polymer Group Inc. (2008 to 2011), CoreLogic, Inc. (2008 to 2010), Electronic Clearinghouse, Inc. (2007-2008) and NewRiver, Inc. (2004 to 2010). Mr. Hall has over 36 years of experience in finance, including accounting control and certification, corporate governance, capital formation, and mergers and acquisitions. The Board believes that Mr. Hall’s extensive experience in the financial, technology, advertising and media industries, as well as his service as a senior executive director of a number of other companies, make him a suitable member of the Board, able to provide valuable insight and advice.

The current Class III director of the Company, who is not standing for re-election at the Annual Meeting and whose term will expire at our Annual Meeting of Stockholders in 2017, or until her successor has been duly elected and qualified, is as follows:

Sarah Fay, age 52. Ms. Fay has served as a director of the Company since May 2012 and has over 20 years of experience in the media services industry, with a track record of developing and implementing groundbreaking new models for advertising and media. Since May 2009, Ms. Fay has been an independent consultant providing executive advice to businesses in advertising and technology. From April 2008 to May 2009, Ms. Fay served as Chief Executive Officer of Aegis Media North America, a media and digital marketing communications company, where she was also responsible for launching and growing a significant part of that business during her eleven year tenure. Prior to this position, Ms. Fay served as President of Carat Fusion, Inc., where she managed the growth and integration strategy for the digital and one-to-one agency services that fell within Isobar U.S., Aegis’ global network of digital marketing services which Fay helped to launch and grow. During her tenure at Aegis, she converted what began as an interactive media shop to a full service digital marketing agency and led the charge to acquire and

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integrate five specialist digital marketing firms: Vizium, Lot 21, Freestyle Interactive, iProspect, and Molecular. Ms. Fay serves on the board of directors of several prominent independent digital marketing and advertising companies, such as NeoMedia Technologies, Inc., Celtra, Inc., Women’s Marketing, Inc.,  and SocialFlow. In addition, Ms. Fay participates as a board advisor to several startups in the advertising technology space including Adelphic Mobile, clypd, Colspace, Verve Wireless, Linkable Networks, and associations MITX and the Ad Club of Boston. In addition, Ms. Fay serves as the Strategic Advisor to the CEO of Harte Hanks. The Board believes that Ms. Fay’s extensive experience in the media services industry, with particular knowledge of the digital media, marketing, and advertising industries, as well as her service as a director of a number of other companies, makes her a suitable member of the Board, able to provide valuable insight and advice.

Executive Officers

The following sets forth certain information regarding current executive officers of the Company, including their ages as of the date of the Annual Meeting. Information pertaining to Ms. DeMarse, who is both a director and President and Chief Executive Officer of the Company, may be found in the section above entitled “Continuing Directors.”

Erwin Eichmann, age 50, Chief Business Officer. Mr. Eichmann joined the Company in August 2012 as the Company’s Vice President of Corporate and Business Development, General Counsel and Secretary. In August 2013 Mr. Eichmann became the Company’s Chief Business Officer in charge of the subscription business. An expert in business development and legal advice, Mr. Eichmann has over 20 years of experience in the financial industry. Prior to joining the Company, Mr. Eichmann served in various positions at Morgan Stanley from 2001 to 2012, most recently serving as Chief Operating Officer, IT Sourcing and Executive Director, where he negotiated transactions for global wealth management, technology and operations. Prior to Morgan Stanley, Mr. Eichmann served as Vice President of Corporate Development at CNBC.com and was principal legal counsel for NBC’s Interactive Media Group (1997 to 2001). Mr. Eichmann began his legal career at O’Melveny & Myers (1989 to 1991) and Shearman & Sterling (1991 to 1997).

John C. Ferrara, age 63, Chief Financial Officer. Mr. Ferrara joined the Company in February 2013, bringing more than 25 years of experience in finance and operations, mergers and acquisitions, debt and equity financing, business development, strategic planning and corporate governance. From March 2011 to February 2013, Mr. Ferrara served as Chief Operating Officer and Chief Compliance Officer of Invmetrics Holdings, Inc., formerly RogersCasey, Inc. Prior to Invmetrics, Mr. Ferrara served as Chief Financial Officer of EDGAR Online Inc., a provider of company data and public filings for equities, mutual funds and other publicly traded assets, from March 2008 to March 2010. From May 2006 to December 2007, Mr. Ferrara served as Interim Chief Financial Officer of GAMCO Investors, Inc., a publicly traded investment management company. In addition, Mr. Ferrara has held Chief Financial Officer positions at Space Holding Corporation, a private multimedia company dedicated to space, science and technology; Golden Books Family Entertainment Inc., a NASDAQ-listed publisher, licensor, and marketer of entertainment products; and Renaissance Communications Corporation, an NYSE-listed owner and operator of television stations. Since 1999, Mr. Ferrara has served on the board of directors of several public companies, including Response Genetics, Inc. (2008 to 2010), GAMCO Investors, Inc. (1999 to 2007), The LGL Group, Inc. (2004 to 2006), and LICT Corporation (formerly Lynch Interactive Corp) (1999 to 2006). Earlier in his career, Mr. Ferrara served various positions at American Express Company, National Broadcasting Company (NBC) and Deloitte LLP.

Vanessa J. Soman, age 45, General Counsel and Corporate Secretary. Ms. Soman joined the Company in August 2013, bringing over 15 years of experience advising senior leadership in a wide variety of industries. Prior to joining the Company, Ms. Soman was Vice-President and Associate General Counsel at Martha Stewart Living Omnimedia, Inc., where she was responsible for SEC/Corporate Governance, Intellectual Property, Licensing, Privacy, and Employment matters. Ms. Soman serves on the board of directors of the Kaplan Education Foundation and TheStreet Foundation. Prior to Martha Stewart Living Omnimedia, Inc. Ms. Soman held positions at Kaplan, Inc. as Associate General Counsel, and Sears Holdings as Assistant General Counsel. Earlier in her career, she was a trademark associate at Finnegan Henderson. Ms. Soman began her career as a trademark examining attorney at the U.S.P.T.O.

There are no family relationships between any director or executive officer of the Company.

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CORPORATE GOVERNANCE AND RELATED MATTERS

General

The following discussion summarizes corporate governance matters relating to the Company, including director independence, Board and Committee structure, function and composition, charters, policies and procedures. For information on the Company’s corporate governance, including the text of the Company’s Restated Certificate of Incorporation, as amended, and By-laws, the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and the Company’s Corporate Governance Guidelines and the Code of Ethics, please visit the Investor Relations section of the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board of Directors and Committees

Board of Directors

The Board is responsible for directing and overseeing the business and affairs of the Company. The Board represents the Company’s stockholders and its primary purpose is to build long-term stockholder value. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters that, in accordance with good corporate governance, require Board approval. It also holds special meetings and acts by unanimous written consent when an important matter requires Board action between scheduled meetings.

During fiscal year 2014, the Board held nine meetings and each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director or member of the applicable committee.

In September 2014, Class III director Mr. Vivek Shah stepped down from the Board after more than four years of service. At that time, the Board, upon recommendation from the Nominating and Corporate Governance Committee, reduced the number of directors from six to five. This action does not impact TCV’s right to appoint a director.

Independence of Directors

The Board has determined that three of its current five members are independent under the independence standards of listing requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”). Under these standards, a director is not independent if the director has certain specified relationships with the Company or any other relationship, which in the opinion of the Board would interfere with the director’s exercise of independent judgment as a director. The independent directors are: Ms. Fay, Mr. Hall, and Mr. Walsh.

As part of each regularly scheduled Board meeting, our indpendent directors have the opportunity to meet without our management or the other directors. Our Lead Independent Director leads such discussions.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. In addition to these standing committees, the Board from time to time may establish special committees to which authority may be delegated with respect to particular matters. The functions of the standing committees, their members and the number of meetings held during fiscal year 2014 are described below.

The Audit, Compensation, and Nominating and Corporate Governance Committees are currently composed of the following members:

	Audit	Compensation	Nominating and Corporate Governance
Sarah Fay	✓	✓	Chairman
Keith Hall	Chairman
Mark Walsh	✓	Chairman	✓

= Audit Committee Financial Expert

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Audit Committee. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company including ensuring the integrity of the Company’s financial statements. The Audit Committee oversees the Company’s internal accounting and financial reporting procedures and reviews the qualifications, independence and performance of the Company’s independent registered public accounting firm. The Audit Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, to approve their fees and to evaluate their performance. The Audit Committee currently consists of Mr. Hall, who serves as its chairman, Ms. Fay, and Mr. Walsh. The members of the Audit Committee are independent under the NASDAQ corporate governance listing standards and satisfy the additional NASDAQ and SEC independence requirements for audit committee members, as well as NASDAQ rules for financial literacy. In addition, the Board has determined that Mr. Hall, the Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules. The Audit Committee held four meetings during fiscal year 2014. The Audit Committee operates under a written charter adopted by the Board, available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Compensation Committee. The Compensation Committee makes the final determinations concerning the compensation of the Company’s executive officers, oversees retention planning for the Company’s senior management and other key employees, administers the Company’s incentive and equity based compensation plans and makes recommendations to the Board regarding the compensation of the Company’s directors. The Compensation Committee has the right to delegate certain of its authority, but to date, it has not done so. The Compensation Committee requests the Company’s Chief Executive Officer to make compensation recommendations for the Company’s other senior managers (including the other named executive officers) and receives input from the Chief Executive Officer on her evaluations of each senior manager’s performance. The Compensation Committee currently consists of Mr. Walsh, who serves as its chairman, and Ms. Fay. The members of the Compensation Committee are independent under NASDAQ corporate governance listing standards, “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee held four meetings during fiscal year 2014 and also acted two times by unanimous written consent. The Compensation Committee operates under a written charter, which is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee identifies and evaluates potential director candidates, recommends candidates for appointment or election to the Board and advises the Board on matters of corporate governance. The Nominating and Corporate Governance Committee currently consists of Ms. Fay, who became the chairman upon Mr. Shah’s resignation, and Mr. Walsh. The members of the Nominating and Corporate Governance Committee are independent under NASDAQ corporate governance listing standards. The Nominating and Corporate Governance Committee held three meetings during fiscal year 2014. The Nominating and Corporate Governance Committee operates under a written charter, which is available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board Leadership and Role in Risk Oversight

Our Board believes that Ms. DeMarse’s service as both Chairman and Chief Executive Officer is in our best interests and in the best interests of stockholders. Ms. DeMarse possesses an extensive and in-depth knowledge of our business and the specific issues, opportunities and challenges that we face. As a result, she is best positioned to develop agendas that ensure that our Board of Director’s time and attention are focused on the most critical matters facing the Company. Further, as Chairman and Chief Executive Officer, Ms. DeMarse provides us with a single voice to present a clear and consistent message and strategy to our stockholders, employees and customers. Each of our directors, other than Ms. DeMarse and Mr. Cramer, are independent and the Board believes that the independent directors provide effective oversight of management. The Board further believes that, based on the size of the Company and Ms. DeMarse’s performance as Chief Executive Officer since the commencement of her employment with the Company, combining the role of Chairman of the Board and Chief Executive Officer is appropriate, as it may strengthen investor confidence in our Company.

Although our Board of Directors believes that the combination of the Chairman and Chief Executive Officer roles is appropriate in our current circumstances, our corporate governance guidelines do not establish this approach as a policy, but as a matter for consideration and determination by our Board of Directors. Our corporate governance guidelines provide that if our Chairman also serves as Chief Executive Officer, or is not otherwise an independent director, the Board of Directors may designate an independent director to act as lead independent director. The Lead Independent Director’s responsibilities include presiding over and setting the agendas for executive sessions of the non-management or independent directors, consulting with

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the Chairperson regarding the scheduling of Board meetings, overseeing the appropriate flow of information to the Board, acting as a liaison between the non-management directors and management with respect to scheduling and agendas for Board meetings and being available for consultation and communication with stockholders as appropriate. Our Board of Directors has designated Mr. Walsh as our Lead Independent Director.

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s industry, operations, balance sheet and technology considerations, among other things, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and other risks which may impact the financial health of the Company, such as information security. The Nominating and Governance Committee (as well as the Audit Committee in the context of related party transactions) manages risks associated with the independence of the members of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Director Nominations

The Nominating and Corporate Governance Committee considers candidates for director who are recommended by its members, by other Board members, by stockholders and by management. From time to time, the Nominating and Corporate Governance Committee may also engage third party search firms to assist it in identifying director candidates.

To have a potential director candidate considered by the Nominating and Corporate Governance Committee, a stockholder must submit the recommendation in writing and must include the following information: (i) name and address of record of stockholder submitting the recommendation; (ii) name, age, business and residential address, educational background, current principal occupation and employment for the preceding five full fiscal years of the proposed director candidate; (iii) description of the qualifications and background of the proposed director candidate indicating the particular skills or expertise the candidate would bring to the Board; (iv) consent of the proposed director candidate to be named in the proxy statement relating to the Company’s annual meeting of stockholders and to serve as a director if elected at such annual meeting; (v) number of shares of the Company’s stock owned by the stockholder submitting the recommendation and the length of time such shares have been held and a representation of share ownership in accordance with the requirements of the Company’s Amended and Restated By-Laws and policies; (vi) description of all relationships, arrangements or understandings between the stockholder and the proposed director candidate; (vii) any additional information that would be required under applicable SEC rules to be included in the Company’s proxy statement in the event the proposed candidate were to be nominated as a director; and (viii) any other information required by the Company’s Amended and Restated By-Laws.

The Company’s Nominating and Corporate Governance Committee will consider candidates recommended for nomination to the Board by stockholders if submitted on a timely basis to the Company’s Secretary. Such submissions must be delivered to or mailed and received at the principal executive offices of the Company as set forth in its By-Laws, which currently require such notice to be provided not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the annual meeting.

In evaluating director candidates for purposes of recommending nominees to the Board, the Nominating and Corporate Governance Committee will consider (among other factors the Nominating and Corporate Governance Committee may deem relevant) the candidate’s: (i) personal and professional ethics and integrity; (ii) leadership experience; (iii) business and professional experience in fields relevant to the Company’s business (including whether that experience complements the expertise and experience of the other directors); (iv) commitment to representing the interests of all stockholders of the Company; (v) diversity in skills, experience and background; (vi) ability to devote sufficient time to Board activities, including consideration of service on other public company boards; and (vii) status under all applicable independence requirements.

The Nominating and Corporate Governance Committee process for evaluating a director candidate may include, without limitation, any or all of the following steps: (i) review publicly available information about the candidate; (ii) request additional information from the candidate (or the submitting stockholder) to review his or her qualifications; (iii) conduct interviews with the candidate; (iv) contact the candidate’s references and/or other sources of firsthand information about the candidate; (v) cause to be assembled information concerning the background and qualification of the candidate, including information concerning

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the candidate to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person recommending the candidate; (vi) determine if the candidate satisfies minimum qualifications required by the Nominating and Corporate Governance Committee of candidates for election as director; (vii) determine if the candidate possesses any of the specific qualities or skills that under the Nominating and Corporate Governance Committee’s policies must be possessed by one or more members of the Board; (viii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and (ix) consider the extent to which the membership of the candidate on the Board will promote diversity among the directors.

Candidates recommended by stockholders will be considered under the same criteria as candidates recommended by other sources. However, only those recommendations whose submission complies with the procedural requirements of the By-Laws and the procedural requirements adopted by the Nominating and Corporate Governance Committee will be considered. The Nominating and Corporate Governance Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. In evaluating current director candidates for re-election to the Board, the Nominating and Corporate Governance Committee may also take into consideration the director’s record of attendance at Board and committee meetings. The Company’s Policy and Procedures for Nomination of Directors is included as Attachment A to the Company’s Corporate Governance Guidelines, which are available on the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Board Effectiveness; Director Assessment; Board Education

It is important that the Board and its committees are performing effectively and in the best interests of the Company and its stockholders. Therefore, our Board of Directors performs periodic self-assessments, led by the Chair of our Nominating and Corporate Governance Committee, to evaluate its effectiveness in fulfilling its obligations and to review the compostion of the Board. As part of this annual self-assessment, directors are able to provide feedback on the performance of other directors.The most recent evaluation was conducted in the first quarter of 2015.

In addition, the Company provides membership in the National Association of Corporate Directors to all Board members to assist them in remaining current with exemplary board and committee practices and developments in corporate governance.

Diversity Policy

The Board has not adopted a formal policy with respect to Board diversity. Nevertheless, the Nominating and Corporate Governance Committee and the Board intend to consider, when evaluating potential candidates to join the Board, whether the candidate’s background may add diversity to the Board to potentially enhance the variety of perspectives that may be brought to bear in carrying out the Board’s duties.

Stockholder Communications with the Board of Directors

Stockholders and other interested parties may communicate with our Board of Directors, any committee of the Board, or any individual director, by sending a letter to the Board or the appropriate committee or director c/o the Secretary of the Company at TheStreet, Inc., 14 Wall Street, 15th Floor, New York, NY 10005.

All such correspondence shall be collected, organized and processed by the Secretary of the Company and forwarded to the appropriate director, committee, or full Board depending on the facts and circumstances outlined in the communication received. All matters concerning accounting, internal, controls or other audit matters, will be promptly forwarded to the Chair of the Audit Committee and will be handled in accordance with the procedures established by the Audit Committee for such matters. Comments or questions regarding the nomination of directors and other corporate governance matters will generally be referred to the Chair of the Corporate Governance and Nominating Committee and the Lead Independent Director.

The Board encourages all directors to attend annual meetings of the stockholders of the Company. Five of the six members of the Board serving at the time of the 2014 Annual Meeting attended the meeting.

Corporate Governance Guidelines and Code of Ethics

We have adopted Corporate Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws, charters of the committees of our board of directors, form the framework for our corporate governance. We have also adopted a Code of Ethics that applies to all of our employees, and directors and officers. Both our Corporate Governance Guidelines and

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Code of Ethics are available on our website in the Investor Relations section at http://investor-relations.thestreet.com, under “Corporate Governance.” As required by law, we intend to disclose on our website any amendments to our Code of Ethics, or any waivers of its requirements.

Related Person Transaction Policy and Procedures

The Company has a written policy pursuant to which the Audit Committee reviews and approves or ratifies any transaction or series of transactions involving more than $20,000 (satisfying NASDAQ rules which only require review of any transaction or series of transactions involving more than $120,000) in which the Company was, is or will be a participant, and in which any related person had, has or will have, a direct or indirect interest. For purposes of this policy, the term “related person” has the meaning contained in Item 404 of Regulation S-K. In the course of its review and approval or ratification of a transaction, the Audit Committee is required to consider the facts and circumstances of the transaction, including, without limitation, the following:

(1)	the related person’s relationship to the Company and interest in the proposed transaction;

(2)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved;

(3)	the benefits to the Company of the proposed transaction;

(4)	the impact on a director’s independence;

(5)	the availability of other sources for comparable products or services;

(6)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

(7)	any other matters the Audit Committee deems appropriate.

In addition, the policy requires Audit Committee review and approval of all proposed contributions by the Company to any charitable or non-profit organization for which a related person serves as a trustee, officer or other principal. In the event the Company becomes aware of a related person transaction that was not reviewed and approved in advance, then the transaction will be submitted to the Audit Committee for evaluation as above, and (i) if the transaction is pending or ongoing, the Committee will determine the appropriate course of action, including ratification, amendment or termination, and (ii) if the transaction is completed, the Committee will determine if rescission and/or disciplinary action is appropriate, and will request that the General Counsel evaluate the Company’s controls and procedures to ascertain why the transaction was not properly submitted for prior approval and whether changes to the policy and procedures are recommended. No Audit Committee member may participate in any review, consideration or approval of any transaction with respect to which such member, or any of his or her immediate family members, is a related person.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2014, Mr. Walsh, Mr. Shah, and Ms. Fay served on our Compensation Committee. Each of them is (or in the case of Mr. Shah, was, during the time of his service) independent and none of them are employees or former employees of the Company. During fiscal year 2014, none of the Company’s executive officers served on the compensation committee (or equivalent) or the board of directors of another entity, an executive officer of which served on the Company’s Compensation Committee or Board.

Compensation of Directors

Set forth below is a general description of our current director compensation policy which is intended to compensate, incentivize and retain our independent directors.

•	Annual Cash Retainer. Each non-employee director receives an annual cash retainer in the amount of $30,000 for service on the Company’s Board. The retainer is payable in arrears in equal quarterly installments (on March 31st, June 30th, September 30th and December 31st) and prorated as necessary to reflect service commencement or termination during the quarter.

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•	Equity Grant for Board Membership. Each non-employee director receives an annual grant of restricted stock units (“RSUs”) awarded under an equity compensation plan approved by the Company’s stockholders. The RSUs are awarded on the first business day of each calendar year and valued at $60,000 for all non-employee directors. The RSU value is calculated based upon the closing price of the Company’s common stock on the date of grant. The RSUs vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service. If a non-employee director is elected after the first business day of a year, the $60,000 grant shall be prorated to reflect the partial year of service, and will vest on the first business day of the following calendar year.

•	Equity Grant for Board Committee Membership. Each non-employee director who serves on the Company’s Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee receives, with respect to each such committee membership, an annual grant of 5,000 stock options. The stock options are awarded on the first business day of each year and have an exercise price equal to the closing price of the Company’s common stock on the date of grant. The stock options vest on the first anniversary of the date of grant (or earlier upon the occurrence of a change of control of the Company), subject to continued service, and expire on the fifth anniversary of the date of grant; provided, however, that unless extended, the the option shall expire 90 days after termination of service. If a non-employee director is appointed to any one or more of the Company’s standing committees after the first business day of a year, the 5,000 grant with respect to each such committee membership shall be prorated to reflect the partial year of service and will vest on the first business day of the following calendar year.

•	Chairmanship Fees. In addition to the fees set forth above, in fiscal year 2014, the chairperson of each committee received the following additional annual cash fees (payable quarterly in arrears and prorated for partial service in a quarter), to compensate him or her for the additional responsibilities and duties of the position:

o	Audit – $20,000

o	Compensation – $15,000; and

o	Nominating and Corporate Governance – $10,000

In addition, the Board has approved an additional annual cash fee of $5,000 (payable quarterly in arrears and prorated for partial service in a quarter) payable to the Lead Independent Director to compensate him or her for the additional responsibilities and duties of the position.

Further, non-employee directors are reimbursed for the expenses they incur in connection with attending Board and committee meetings. See the section of this Proxy Statement entitled “Transactions with Related Persons” for a discussion of certain agreements between the Company and James J. Cramer in his capacity as an employee of the Company.

The below table reflects the total compensation our directors earned during fiscal year 2014:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards (3) ($)	All Other Compensation ($)	Total ($)
James J. Cramer (4)	—	—	—	—	—
Elisabeth DeMarse (5)	—	—	—	—	—
Sarah Fay (6)	32,500	60,000	6,173	—	98,673
Keith Hall(7)	50,000	60,000	1,993	—	111,993
Vivek Shah(8)	35,000	60,000	3,987	—	98,987
Mark Walsh(9)	55,000	60,000	6,842	—	121,842

(1)	The amounts in the “Fees Earned in Cash” column reflect the aggregate amount of cash received by each non-employee director for service on the Board and Chair of a particular committee.
(2)	The amounts in the “Stock Awards” column reflect the aggregate grant date fair value of restricted stock unit (“RSU”) awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. On January 2, 2014, each non-employee director was granted 26,906 RSUs, having a grant date fair value of $2.23 per share. Each RSU award in the table above includes the grant of dividend equivalents, as applicable, with respect to such RSU.

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The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder. These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column, when applicable. As of December 31, 2014 (i) Ms. Fay, Mr. Hall, Mr. Shah and Mr. Walsh each held 26,906 unvested RSUs, all of which vested on January 2, 2015.

(3)	The amounts in the “Option Awards” column reflect the aggregate grant date fair value of the stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2015. On January 2, 2014, each non-employee director serving on one or more of the Company’s Committees was granted 5,000 stock options per each such membership, which vested on January 2, 2015, have an exercise price of $2.23 per share (the closing price of the Company’s common stock on the date of grant) and expire on January 2, 2019. As of December 31, 2014, the following directors held unvested options to purchase the following number of shares of Company common stock, each of which stock options vested January 2, 2015: Mr. Walsh, 15,000 shares; Ms. Fay 10,000 shares; and Mr. Hall, 5,000 shares.
(4)	Mr. Cramer is a director and an employee but not an executive officer of the Company. Compensation for his services as an employee is described in the section of this Proxy Statement entitled “Transactions with Related Persons.” Mr. Cramer did not receive separate consideration for his service as a director.

(5)	Ms. DeMarse’s compensation for her service as the Company’s Chief Executive Officer is described in the section of this Proxy Statement entitled “Executive Compensation.” Ms. DeMarse does not receive separate consideration for her service as a director and Chairman of the Board.
(6)	Cash compensation includes a prorated annual fee of $2,500 for duties associated with chairing the Nominating and Corporate Governance Committee following Mr. Shah’s resignation.
(7)	Cash compensation includes an annual fee of $20,000 for duties associated with chairing the Audit Committee.
(8)	Cash compensation includes prorated annual fees of $22,500 for service on the Board and $7,500 for duties associated with chairing the Nominating and Corporate Governance Committee, in each case prior to Mr. Shah’s resignation, as well as a one-time fee of $5,000 for services in connection with the negotiation of Mr. Cramer’s 2013 employment agreement. Mr. Shah resigned from the Board on September 19, 2014.
(9)	Cash compensation includes an annual fee of $15,000 for duties associated with chairing the Compensation Committee, an annual fee of $5,000 for service as our Lead Independent Director and a one-time fee of $5,000 for services in connection with the negotiation of Mr. Cramer’s 2013 employment agreement.

Stock Ownership of Directors

Pursuant to the stock ownership guidelines under the Company’s director compensation policy originally approved by the Board in 2006 and most recently amended in December 2011, each director is expected to beneficially own shares of the Company’s common stock (excluding shares underlying unexercised stock options) equal to at least $180,000 in value. A director who joins the Company is expected to be in compliance with this guideline by the fourth anniversary of the date of his or her election as a director. The Board recognizes that exceptions to this guideline may be necessary or appropriate in individual cases, and may approve such exceptions from time to time as it deems appropriate in the interests of the Company’s stockholders.

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PROPOSAL 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2007 PLAN

General

You are being asked to approve the amendment and restatement of the Company’s 2007 Performance Incentive Plan, as amended in May 2008, May 2010, April 2013 and as further amended in April 2015 (the “2007 Plan”), as attached hereto as Appendix A, which is incorporated by reference herein. The amendment and restatement of the 2007 Plan (the “Amendment”) extends the existing 10-year term of the 2007 Plan so that it will expire in April 14, 2025, eliminates a provision that allows for the add back to the shares reserve certain shares withheld to cover tax obligations or the exercise price of options and sets forth the material terms of the performance objectives that apply to performance-based awards granted under the 2007 Plan, for purposes of satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If the Amendment is not approved by stockholders at the 2015 Annual Meeting, the 2007 Plan will not be extended and awards shall continue to be granted under the 2007 Plan as approved by stockholders at the 2010 Annual Meeting.

The 2007 Plan has been structured to allow for the grant of performance-based equity and cash awards, which are intended to constitute “performance-based” compensation within the meaning of Section 162(m) of the Code. The material terms of the performance objectives that may apply to performance-based awards under the 2007 Plan were last approved by stockholders at the Annual Meeting in 2010. Section 162(m) of the Code requires that the stockholders approve the material terms of the performance objectives applicable under the 2007 Plan every five years and, therefore, to continue to grant performance-based awards under the 2007 Plan within the meaning of Section 162(m) of the Code, the stockholders must re-approve the material terms of the performance objectives under the 2007 Plan at the 2015 Annual Meeting.

Reason for Proposal

The Board and the Compensation Committee believe that incentive compensation awards, both equity and cash, are vital to the interests of the Company and its stockholders as such awards play an important role in recruiting and retaining employees, directors and consultants, thereby enhancing stockholder value. Important elements of the performance-based awards include:

•	pre-established performance objectives for each performance period;

•	objective and measurable factors related to the financial performance of the Company; and

•	administrative oversight by the Compensation Committee.

The Board also believes that all amounts paid pursuant to performance-based awards under the 2007 Plan should be deductible as a business expense of the Company for federal income tax purposes.

Section 162(m) of the Code generally limits to $1 million dollars the annual deduction available to public companies for compensation paid to each of its chief executive officer and the Company’s next three highest compensated executive officers, not including the chief financial officer (these individuals are referred to as “covered employees”). Compensation that qualifies as “performance-based compensation,” as defined under Section 162(m) of the Code, does not count against this $1 million dollar annual deduction limitation.

Performance awards granted under the 2007 Plan are intended to qualify as performance-based compensation that would be fully deductible under Section 162(m) of the Code. To qualify, the performance award must be subject to performance objectives established by a committee or subcommittee comprised solely of two or more outside directors of the Company (in our case, the Compensation Committee) and the performance objectives must be disclosed and approved by the stockholders of the Company. Specifically, in addition to stockholder approval, Code Section 162(m) requires:

•	performance-based awards to be paid pursuant to objective criteria;

•	certification by the Compensation Committee that the performance goals have been satisfied; and

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•	that the stockholders of the Company have approved the material terms of the performance objectives under the 2007 Plan, which include:

o	the eligible participants;

o	the individual award limitations; and

o	the specific performance objectives under the heading “Performance Awards” below.

As the material terms of the performance objectives under the 2007 Plan were most recently approved by stockholders at the 2010 Annual Meeting, to maintain the availability of the deduction under Section 162(m) of the Code for performance-based compensation provided to our covered employees under the 2007 Plan for an additional five years, our stockholders must approve the performance objectives under the 2007 Plan at the 2015 Annual Meeting.

Description of the 2007 Plan

Purpose. The purpose of the 2007 Plan is to enable the Company to attract and motivate highly qualified employees, directors, consultants, and outside contributors to the Company’s products and services, align their financial interests with long-term stockholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance.

Because of the fact-based nature of the performance-based compensation exception under Section 162(m) of the Code and the limited availability of binding guidance thereunder, the Company cannot guarantee that the awards under the 2007 Plan to covered employees will qualify for exemption under Section 162(m) of the Code. However, the intention of the Company and the Compensation Committee is to administer the 2007 Plan in compliance with Section 162(m) of the Code with respect to covered employees or participants who may become covered employees. If any provision of the 2007 Plan does not comply with the requirements of Section 162(m) of the Code, then such provision will be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other participants, the 2007 Plan may be operated without regard to the constraints of Section 162(m) of the Code.

Eligibility. Awards may be granted to current and prospective employees, directors, consultants and outside contributors to the Company’s products and services.

Administration. The 2007 Plan will continue to be administered by the Compensation Committee, which consists of non-employee directors. The Compensation Committee has the authority to establish rules and guidelines for the administration of the 2007 Plan; select the individuals to whom awards are granted; determine the types of awards to be granted and the number of shares or amount of cash covered by such awards; set the terms and conditions of awards; amend awards; interpret the 2007 Plan and award documents; and make all determinations necessary for the administration of the 2007 Plan. The Compensation Committee may delegate to a committee of two or more officers the authority to grant awards other than to executive officers and directors, provided that the Compensation Committee specifies the total number of shares as to which awards may be granted under such a delegation.

Shares Available for Awards. A cumulative total of 9,149,746 shares of our common stock will have been reserved for issuance under the 2007 Plan. The following table sets forth the current status of the shares reserved under the 2007 Plan as of March 31, 2015:

Shares reserved for issuance pursuant to outstanding stock option awards:	1,869,412
Shares reserved for issuance pursuant to outstanding restricted share/unit awards:	1,146,727
Shares available for issuance pursuant to future equity awards:	1,741,860
Total shares available for future issuance:	3,016,139

If any shares covered by an award under the 2007 Plan are forfeited or otherwise terminated without delivery of shares, then the shares covered by that award will again be available for future awards under the plan. No individual may be granted any combination of stock options, SARs, restricted stock, RSUs, or other stock-based awards with respect to more than 1,000,000 shares in any fiscal year. The plan limits do not apply to any shares that may be issued under awards assumed by the Company in a corporate acquisition or to dividend equivalents that may be awarded as part of other awards and paid in stock.

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Stock Options and Stock Appreciation Rights. The Committee may award stock options (which may be nonqualified options or incentive stock options) or stock appreciation rights, each with a maximum term of ten years. Each stock option or SAR must have an exercise price not less than the fair market value of the Company’s stock on the date of grant (110% of fair market value for incentive stock options granted to individual who hold more than 10% of the total shares available for future issuance). Repricing is prohibited. The Committee will establish the vesting schedule for the award as well as the method of payment of the option exercise price, which may include cash, shares, broker-assisted cashless exercise, and net exercise. No more than a cumulative total of 6,500,000 shares may be issued with respect to incentive stock options.

Restricted Stock and Restricted Stock Units. The Committee may award restricted stock and RSUs and establish the conditions on which they vest, which may include continued employment and/or satisfaction of performance objectives. The Committee may provide for payment of an RSU award upon vesting or at a later date. The Committee may determine whether unvested awards entitle the holder to receive dividends or dividend equivalents, and if so, the terms on which such amounts will be paid; provided, however, that dividend equivalents granted with respect to performance-based awards may only be paid upon achievement of the applicable performance-based metrics.

Other Stock-Based Awards. The Committee may grant other stock-based awards that are denominated or payable in shares or valued in whole or in part by reference to shares, under such terms and conditions as the Committee may determine.

Cash Awards. The Committee may grant cash awards which entitle the award holder to receive cash upon the satisfaction of performance objectives and other terms and conditions set forth in the award. The performance objectives and amount of the award may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the performance objectives, and may relate to pre-established performance periods. The Committee may provide for payment of the award at the end of the performance period or at a later date, and may provide for dividend equivalents or other earnings to be credited on deferred amounts. The maximum cash award which may be paid to any individual in any fiscal year (measured at the end of the performance period ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $7 million.

Performance Awards. The Committee may grant performance awards, which may be cash or other awards authorized by the 2007 Plan, which are payable upon the achievement of performance goals during performance periods, as established by the Committee. Performance awards may, but need not, be structured to comply with the requirements for deductible “performance-based compensation” under Section 162(m) of the Code. Performance awards may be based on any one or more of the performance measures set forth below, which may be applied to the Company as a whole or to a subsidiary, business unit, business segment or business line. To the extent that the performance measures are applied to awards intended to qualify as performance-based compensation under Section 162(m) of the Code, such performance measures shall be based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Committee in accordance with Section 162(m) of the Code:

(1)	net earnings or net income (before or after taxes);

(2)	earnings per share;

(3)	net sales or revenue growth;

(4)	gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;

(5)	net operating profit (or reduction in operating loss);

(6)	return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(7)	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(8)	earnings before or after taxes, interest, depreciation, and/or amortization;

(9)	gross or operating margins;

(10)	productivity ratios (and/or such ratios as compared to various stock market indices);

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(11)	stock price (including, but not limited to, growth measures and total stockholder return);

(12)	stock price and market capitalization ratios (including, but not limited to, price-to-earnings ratio and enterprise multiple);

(13)	expense targets;

(14)	margins;

(15)	operating efficiency;

(16)	market share;

(17)	customer satisfaction;

(18)	employee satisfaction or retention;

(19)	development and implementation of employee or executive development programs (including, but not limited to, succession programs);

(20)	working capital targets;

(21)	economic value added or EVA ® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(22)	market value added;

(23)	debt to equity ratio;

(24)	strategic business goals relating to acquisitions, divestitures and joint ventures;

(25)	business goals relating to web sites operated by the Company;

(26)	business goals relating to advertising on Company web sites; and

(27)	business goals relating to subscriptions to Company products and services.

Each goal may be expressed as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index.

Change in Control. The Committee may provide that awards will become fully or partially vested upon a change in control and may provide that awards will be paid as soon afterwards as permitted under the tax laws. A change in control is deemed to occur in very general terms upon (1) the acquisition of a majority of the Company’s voting securities, (2) the failure of the current directors (and any directors approved by them) to constitute a majority of the Company’s board, (3) a merger in which the Company’s stockholders before the transaction fail to own at least a majority of the voting power of the surviving corporation or the Company’s directors fail to constitute at least a majority of the board of the surviving corporation, (4) the sale of substantially all of the Company’s assets, and (5) stockholder approval of the liquidation of the Company.

Adjustments. In the event of certain corporate transactions or events affecting the number or type of outstanding common shares of the Company, including, for example, a recapitalization, stock split, reverse stock split, reorganization, merger, spin-off or distribution of assets, the Board will make adjustments as it deems appropriate to prevent dilution or enlargement of benefits. These adjustments include changing the number and type of shares to be issued under the 2007 Plan; changing the per-participant limitation on awards; and changing the number of shares (or amount of other property) subject to outstanding awards and the purchase or exercise price of outstanding awards.

Amendments. The Board may amend the 2007 Plan from time to time. The Board will seek stockholder approval of material amendments to the 2007 Plan as may be required by law, regulation or stock exchange rules. The Committee may waive conditions or amend the terms of outstanding awards, subject to certain limitations, such as the prohibition on repricing.

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Termination. Unless terminated earlier, the 2007 Plan will terminate effective April 14, 2025. In addition, the Board may discontinue the 2007 Plan at any time, subject to any rights under previously-granted awards.

As discussed above, awards under these terms will be based upon the Company’s future performance, and no incentive compensation under these terms has been awarded or earned by any covered employee in 2014. For an understanding of the size and structure of these awards in the past, see the “Outstanding Equity Awards at Fiscal Year-End 2014” table included below in this Proxy Statement.

The statements made in this Proposal 2 concerning terms and provisions of the 2007 Plan are summaries and do not purport to be a complete recitation of the 2007 Plan provisions. These statements are qualified in their entirety by express reference to the full text of the 2007 Plan. A copy of the 2007 Plan is attached to this proxy statement as Appendix A and is incorporated by reference herein.

New Plan Benefits

All awards to executive officers are based on actual performance in future periods and are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the 2007 Plan are not determinable at this time. We have therefore not included a table that reflects such awards.

Federal Income Tax Consequences

The following is a very general description of some of the basic tax principles that apply to awards under the 2007 Plan. The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of a non-qualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. Upon a disposition of shares acquired by exercise of an incentive stock option before the end of the applicable incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the option shares minus the exercise price. Otherwise, a participant’s disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss. Other awards under the 2007 Plan, including stock appreciation rights, restricted stock, RSUs and cash awards, generally will result in ordinary income to the participant at the later of the time of delivery of cash or shares, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other property.

Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant. Thus, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m) of the Code generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for “performance-based compensation” as defined under Section 162(m). Subject to the approval by the shareholders of the proposal described herein, the Company will be entitled to a deduction equal to the amount of income recognized by the recipient of a performance award. If the 2007 Plan is approved, the Company intends that options and SARs granted under the 2007 Plan will qualify as performance-based compensation under Section 162(m). Additionally, if the 2007 Plan is approved, the Company intends to make all or a portion of the future annual bonus awards to executive officers as cash performance awards under the 2007 Plan that qualify for deductibility under Section 162(m). A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances even if the 2007 Plan is approved by the stockholders. In addition, other awards under the 2007 Plan, such as restricted stock, RSUs and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible

If the proposal is not approved by stockholders and the Compensation Committee implements alternative methods of paying awards in lieu of the 2007 Plan commencing in fiscal 2016, the future deductibility by the Company of any such bonuses may be limited by Code Section 162(m).

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This general tax discussion is intended for the information of shareholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2007 Plan. Different tax rules may apply to specific participants and transactions under the 2007 Plan.

Vote Required

The affirmative vote of a majority of the shares of the Company’s common stock present or represented by proxy and voting at the annual meeting, together with the affirmative vote of a majority of the required quorum, is required for approval of this proposal. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record, how to vote in order for your vote to be counted on this proposal.

The Board of Directors recommends that stockholders vote FOR the approval of the amendment and restatement of TheStreet, Inc. 2007 Performance Incentive Plan.

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PROPOSAL 3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment of the Company’s independent registered public accounting firm. The Audit Committee has selected BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Company is submitting its selection of BDO for ratification by the stockholders at the Annual Meeting. Representatives of BDO are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote FOR the ratification of BDO as the Company’s independent registered public accounting firm.

Fees of Independent Registered Public Accountants

The Company’s independent registered public accounting firm was KPMG, LLP (“KPMG”) through the first quarter of fiscal year 2013; thereafter, the Company appointed BDO with respect to the balance of the 2013 fiscal year and for the fiscal year that ended December 31, 2014. The following table sets forth the aggregate fees billed to the Company by its independent registered public accounting firms for services rendered with respect to such fiscal years:

	2014	2013
Audit fees (1)	$420,000	$399,543
Audit-Related Fees (2)	117,484	-
Tax fees (3)	48,207	65,740
Total Fees	$585,691	$465,283

(1)	In accordance with SEC rules, audit fees are fees that the Company paid to its independent registered public accounting firm for the audit of the Company’s annual financial statements included in the Annual Report on Form 10-K and review of financial statements included in the Quarterly Reports on Form 10-Q, for the audits of the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements, including during 2013 audit work performed in connection with the acquisition of The Deal, LLC and the acquisition of certain assets of Deal Flow Media, Inc., and during 2014 audit work performed in connection with the acquisition of Management Diagnostics Limited.
(2)	Audit-related fees for 2014 relate to due diligence services provided in connection with the acquisition of Management Diagnostics Limited.
(3)	Tax fees for 2013 relate to preparation and filing of the Company’s fiscal 2012 taxes returns. Tax fees for 2014 relate to preparation and filing of the Company’s fiscal 2013 tax returns, as well as to fees billed for professional services for tax compliance, tax advice and tax planning.

The Audit Committee pre-approves, on a case-by-case basis, all audit, review or attest services and permitted non-audit services (including the fee arrangements and terms in respect of such services) to be performed by the Company’s independent registered public accounting firm prior to its engagement to perform such services.

Change in Independent Registered Public Accounting Firm

On April 24, 2013, the Audit Committee approved the dismissal of KPMG as the Company’s independent registered public accounting firm, effective as of the date that KPMG completed its review of the Company’s consolidated financial statements for the three months ended March 31, 2013. The audit reports of KPMG on the consolidated financial statements of the Company as of and for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2012 and 2011 and the subsequent interim period through April 24, 2013, there were (a) no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (b) no reportable events. The Company

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provided KPMG with a copy of the disclosures made in a Current Report on Form 8-K prior to the time the Form 8-K was filed with the SEC. The Company requested that KPMG furnish a letter addressed to the SEC as to whether or not it agreed with the Company’s statements made therein. A copy of the letter from KPMG dated April 29, 2013 was filed as Exhibit 16.1 to the Form 8-K.

On April 24, 2013, the Audit Committee approved the engagement of BDO as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. In deciding to engage BDO, the Audit Committee reviewed auditor independence and existing relationships with BDO and concluded that BDO has no commercial relationships which would impair its independence. During the years ended December 31, 2012 and 2011 and through the subsequent interim period through April 24, 2013, neither the Company nor anyone on its behalf consulted with BDO on any matters or events set forth in Item 304(a)(2) of Regulation S-K.

2014 Audit Committee Report

The primary function of the Audit Committee is to oversee the Company’s accounting, auditing and financial reporting processes. The Audit Committee operates pursuant to a written charter adopted by the Board, which is publicly available on the Investor Relations section of the Company’s web site at http://investor-relations.thestreet.com, under “Corporate Governance.”

Management is responsible for the Company’s financial statements and overall reporting process, including the system of internal controls. In addition to preparing the Company’s financial statements in accordance with U.S. generally accepted accounting principles, management is responsible for assessing the effectiveness of the Company’s internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for conducting annual audits and quarterly reviews of the Company’s financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles, as well as expressing an opinion on the effectiveness of the Company’s internal control over financial reporting, as required.

Generally, at meetings of the Audit Committee held during fiscal years 2014 and 2015, the Audit Committee met with senior members of the Company’s finance department and members of the audit engagement team of the Company’s independent registered public accountant. The Audit Committee also met regularly with the Company’s General Counsel to discuss legal, corporate governance and regulatory matters that concern the Company. In the performance of its oversight functions, the Audit Committee reviewed and discussed with management and representatives of the independent registered public accounting firm the audited financial statements as of and for the year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the Company’s consolidated financial statements, as well as management’s evaluation of the Company’s internal control over financial reporting. The Audit Committee also met with representatives of the independent registered public accounting firm in private sessions, without members of the Company’s management being present, to discuss accounting, disclosure and internal control issues, including matters that the auditors are required to discuss with the Committee as required by professional standards. The Audit Committee has also discussed with the independent registered public accounting firm those matters required to be discussed by the independent registered public accounting firm under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”), specifically, PCAOB Standard - Auditing Standard No. 16 (Communications with Audit Committees). The Audit Committee received the written disclosures and letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communication with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Pursuant to the Audit Committee Charter, the Audit Committee is also responsible for the appointment of the Company’s independent registered public accounting firm, evaluation of that firm’s performance and, when circumstances warrant, termination of that firm’s engagement.

It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews and procedures. In performing their oversight responsibility, members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions do not assure that the audit of the Company’s financial statements has been carried out in

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accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

Based on the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors

Keith Hall, Chairman
Sarah Fay
Mark Walsh

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COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS

Compensation Discussion and Analysis

This section entitled “Compensation Discussion and Analysis” discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers who are named in the “Summary Compensation Table” and the material factors relevant to an analysis of these policies and decisions. Our named executive officers for 2014 were as follows: Elisabeth DeMarse, President and Chief Executive Officer; John Ferrara, Chief Financial Officer; Erwin Eichmann, Chief Business Officer; and Vanessa Soman, General Counsel. No other officer met the definition of a named executive officer for 2014.

Good Governance and Best Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our philosophy. The following policies and practices were in effect during fiscal 2014:

•	Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors.

•	Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy.

•	Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•	Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders;

•	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits to our named executive officers;

•	“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid);

•	Performance-Based Incentives. We use performance-based cash incentives, a portion of which is paid quarterly and a portion of which is paid annually;

•	Multi-Year Vesting Requirements. The equity awards granted to our named executive officers vest or are earned over multi-year periods, consistent with current market practice and our retention objectives;

•	No Retirement Plans. We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans or nonqualified deferred compensation plans or arrangements to our named executive officers other than the plans available to all employees;

•	Limited Perquisites. We provide limited perquisites or other personal benefits to our named executive officers;

•	No Tax Reimbursements. We do not provide any tax reimbursement payments to any of our named executive officers (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits;

•	Pledging Prohibited. Our named executive officers and Board members are prohibited from pledging our common stock as collateral to secure loans and our executive officers and Board members may not purchase put and call options or engage in any other hedging transactions; and

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•	Compensation Risk. The Compensation Committee regularly reviews our compensation plans for risk. The Compensation Committee has determined the Company’s compensation programs do not create inappropriate incentives.

Executive Compensation Overview

The Compensation Committee sets the base salary and incentive compensation of the Company’s executive officers, and is responsible for the administration of, and awarding long-term incentives under, the Company’s 2007 Performance Incentive Plan (the “2007 Plan”).

Objectives and Philosophy of Our Executive Compensation Program

In establishing and managing compensation for the executive officers, the Compensation Committee intends to enhance stockholders’ long-term interests by:

•	motivating executive officers to achieve the highest levels of performance;

•	recruiting and retaining talented employees;

•	aligning compensation with our corporate strategies, business and financial objectives and the long-term interests of our stockholders ;

•	competing with rapidly growing, respected companies in businesses similar to ours within clear and rational guidelines; and

•	creating a compensation environment driven by accountability.

Consistent with the preceding statement, the Compensation Committee’s philosophy with respect to long-term incentives under the 2007 Plan is to limit initial equity awards to new executive officers to options. The purpose is to ensure that initially the executive officers’ long-term equity incentives are dependent upon the performance of the Company. When awarding long-term equity incentives to existing executive officers, the Compensation Committee will use a mixture of options and restricted stock units reflective of the contributions of the executive officers to the Company’s performance. The use of restricted stock units enables the Compensation Committee to limit dilution while properly incentivizing executive officers and linking compensation to Company performance. Additionally, the Compensation Committee has historically, and expects to continue in the future, to emphasize, on a relative basis, equity-based compensation over cash compensation as part of the total compensation for named executive officers.

Elements of Compensation and Linkage to Objectives

The Compensation Committee believes that the best way to achieve these objectives is to establish compensation for the Company’s executive officers consisting of (i) a base salary; (ii) short-term incentives provided through an annual cash incentive program; (iii) long-term incentives provided through grants of equity; (iv) post-termination benefits; and (v) various other employee benefits.  The overall package should be competitive with packages offered by the Company’s peers and other companies in our industry or metropolitan area, as the Company competes with such other companies to attract and retain employees. In establishing the target and payment methodology for the annual cash incentive awards, the Compensation Committee seeks to create incentives that are challenging, but attainable and that the achievement of which will enhance long-term stockholder value. We view each of these components as related but distinct, reviewing them each individually, as well as collectively to ensure that the total compensation paid to our named executive officers meets the objectives of our executive compensation program as detailed above. Not all compensation components are necessarily provided to each named executive officer. The Compensation Committee endeavors to make compensation decisions that are consistent with our recruiting and retention goals. We review each compensation component for internal parity and consistency between named executive officers with similar levels of responsibility.

We strive to achieve an appropriate mix between equity incentive awards and cash payments in order to meet our objectives. We do not currently have any policies for allocating compensation between short- and long-term compensation or cash and non-cash other than a general desire to emphasize long-term non-cash compensation over short-term cash consideration.

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Each of the individual components of our named executive officers’ compensation is discussed in more detail below. While we have identified particular compensation objectives that each component of our named executive officers’ compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.

Determination of Compensation

The determinations of the Compensation Committee regarding the appropriate form and level of executive compensation are ultimately judgments based on the Compensation Committee’s assessment of the performance of the Company against its financial and strategic goals, the level of responsibility and individual performance of each executive officer, and executive compensation at comparable companies. At the request of the Compensation Committee, the Company’s Chief Executive Officer makes compensation recommendations for the Company’s senior managers (including the named executive officers) other than herself. She also discusses with the Compensation Committee her evaluations of each manager’s performance. The Compensation Committee discusses the recommendations with the Chief Executive Officer and amongst its members. Additionally, the Compensation Committee conducts a review of the Chief Executive Officer’s performance with the Company’s Board. The Compensation Committee makes the final decisions on the compensation of all named executive officers.

In connection with determining the compensation structure for the Company’s named executive officers in 2014, the Compensation Committee did not retain a compensation consultant. The Compensation Committee relied on its own experience and a review of publicly available market data from companies that compete for the same types of executive talent as does the Company.

In addition to providing a portion of the executive officers compensation in the form of long-term incentives that are aligned with the stockholders interests, a substantial portion of each executive officer’s total cash compensation (in all cases at least 20% of total cash compensation) was contingent upon the achievement of objective company-based and individual performance goals for fiscal year 2014. The Short-Term Cash Incentives for fiscal year 2014 are described in more detail below.

Base Salary

Base salary is the basic element of direct cash compensation, designed to attract and retain highly qualified executives. Accordingly, in setting base salary, the Compensation Committee intends to be competitive with other publicly-traded companies in our industry of providing Internet-related content services (with the understanding that such comparisons are imperfect).  The Committee also considers the level of responsibility of the position and the level of experience of the executive.  Additionally, in some circumstances, it is necessary to set compensation at levels that differ from median market levels, due to recruitment or retention considerations, to recognize roles that vary in responsibility from standard market positions, or to reward individual performance.

The Compensation Committee believes that the base salaries of its executives are reasonable in connection with their role and experience, as well as in relation to the compensation levels paid at peer companies. The total compensation for the named executive officers is generally less than was in place for the prior executive team in 2012.

In 2014, the Compensation Committee increased Ms. DeMarse’s base salary from $400,000 per annum to $480,000, a 20% increase, which the Compensation Committee determined was warranted to provide her with a market-competitive salary reflective of her performance to date (her first salary increase since joining the Company), to provide her with an appropriate compensation level as a future incentive and to align her compensation more closely with the market generally. The Compensation Committee did not increase the base salary of any of the other named executive officers for 2014 as, based on its review, the current base salaries for the other named executive officers remained at an appropriate level (all of which are still the initial base salaries upon commencing employment with the Company).

Performance-Based Bonus Award Targets

The bonus plan is the short-term incentive component of our executive compensation program and is designed to provide a direct method of motivating executives to the achievement of near-term corporate performance goals.  This component provides for the payment of cash bonuses based upon achievement of quarterly financial performance measures that are deemed by our Compensation Committee to be critical to our long-term success. In 2014, the Company continued the bonus program as established in mid-2012, in which executive officers were eligible for annual bonuses, in each case expressed as a percentage of the executive’s base salary (pro-rated in the event employment commences or terminates during a fiscal year), which are paid on a quarterly basis with a portion of each of quarterly bonus held back and paid at the end of the year, as described below.

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For 2014, the Compensation Committee approved the following target bonus percentages: 30% percent of salary for Ms. DeMarse, 30% of salary for Mr. Eichmann, 40 % of salary for Mr. Ferrara, and 20% of salary for Ms. Soman. Each executive’s target bonus was further allocated based on the Company’s performance during each calendar quarter during 2014, as follows: (i) 25% of target annual bonus based on performance for the first calendar quarter of 2014, of which 22.5% was payable on or before April 30, 2014 (the “First Quarter 2014 Bonus”); (ii) 25% of target annual bonus based on performance for the second calendar quarter of 2014, of which 22.5% was payable on or before July 31, 2014 (the “Second Quarter 2014 Bonus”); (iii) 25% of target annual bonus based on performance for the third calendar quarter of 2014, of which 22.5% was payable on or before October 31, 2014 (the “Third Quarter 2014 Bonus”); and (iv) 25% of target annual bonus based on performance for the fourth calendar quarter of 2014, of which 22.5% payable on or before March 1, 2015 (the “Fourth Quarter 2014 Bonus”). The difference between the target and payable portions of the First Quarter 2014 Bonus, the Second Quarter 2014 Bonus, the Third Quarter 2014 Bonus and the Fourth Quarter 2014 Bonus (collectively, the “Quarterly Bonuses”) represents a 10% holdback on each bonus payment. The aggregate amount of the full year holdbacks on bonuses was payable on or before March 1, 2015 (the “Holdback Bonus”).

Each Quarterly Bonus is based 80% upon achievement of a revenue target and 20% upon achievement of individual performance targets as determined in the discretion of the Compensation Committee. The bonus amount for a Quarterly Bonus will be the bonus opportunity for the quarter (i.e., 25% of the total annual bonus opportunity) multiplied by the Achievement Percentage for the applicable quarter. The Achievement Percentage is the sum of (x) the MBO Achievement Percentage (i.e., the individual performance metric) and (y) the Revenue Achievement Percentage (i.e., the Company performance metric). The MBO Achievement Percentage is equal to (x) 20% multiplied by (y) the percentage of the MBOs achieved by the executive as determined by the Company. The Revenue Achievement Percentage is (x) 80% multiplied by (y) a percentage of achievement (up to a maximum of 150%) against the revenue target determined as follows: (i) 55% upon 85% achievement of the applicable revenue target plus (ii) 3% for every percentage of achievement above 85% up to 100% (i.e., at 100% achievement, the percentage would be 100%) plus (iii) 0.5% for each 1% above 100% to 103% (i.e., up to an additional 1.5%) plus (iv) 3% for every percentage of achievement above 103% (up to the maximum of 150%). Notwithstanding the forgoing, the Compensation Committee had discretion to pay less than these amounts if in its judgment the bonus should be reduced.

Following are the calculation of the performance-based bonuses earned in 2014 under the bonus plan by the named executive officers:

•	The payments for each of the Quarterly Bonuses for Ms. DeMarse were as follows: (i) $34,518 for the First Quarter 2014 Bonus; (ii) $32,764 for the Second Quarter 2014 Bonus; (iii) $32,758 for the Third Quarter 2014 Bonus and (iv) $47,192 for the Fourth Quarter 2014 Bonus (which includes the Holdback Bonus).

•	The payments for each of the Quarterly Bonuses for Mr. Eichmann were as follows: (i) $15,821 for the First Quarter 2014 Bonus; (ii) $15,017 for the Second Quarter 2014 Bonus; (iii) $15,014 for the Third Quarter 2014 Bonus and (iv) $21,630 for the Fourth Quarter 2014 Bonus (which includes the Holdback Bonus).

•	The payments for each of the Quarterly Bonuses for Mr. Ferrara were as follows: (i) $21,094 for the First Quarter 2014 Bonus; (ii) $20,022 for the Second Quarter 2014 Bonus; (iii) $20,019 for the Third Quarter 2014 Bonus and (iv) $28,840 for the Fourth Quarter 2014 Bonus (which includes the Holdback Bonus).

•	The payments for each of the Quarterly Bonuses for Ms. Soman were as follows: (i) $7,910 for the First Quarter 2014 Bonus; (ii) $7,508 for the Second Quarter 2014 Bonus; (iii) $7,507 for the Third Quarter 2014 Bonus and (iv) $10,815 for the Fourth Quarter 2014 Bonus (which includes the Holdback Bonus).

Long-Term Equity Incentives

Long-term incentives are provided by equity awards, generally made under the 2007 Plan. The 2007 Plan authorizes the Compensation Committee to grant a variety of types of equity awards, including stock options, stock appreciation rights, restricted stock and RSUs. Long-term equity awards enable our executive officers to maintain an equity interest in the Company, which aligns their financial interests with those of our stockholders. During fiscal year 2014, the Compensation Committee did not grant equity awards to the named executive officers. However, based on the executive team’s continued outstanding performance and the successful closing of a strategic acquisition, the Compensation Committee awarded each executive officer a discretionary cash bonus of $46,000 each, as discussed in the “Summary Compensation Table.”

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Perquisites and Personal Benefits

Our named executive officers do not receive many of the perquisites that are commonly provided at other companies. The named executive officers are eligible to participate in the Company’s 401(k) plan on the same terms as other employees, which includes receiving Company matching contributions. Named executive officers are also eligible to participate in an executive insured medical reimbursement plan.

Impact of Tax Treatment on Compensation

Section 162(m) of the Code limits deductibility of certain compensation paid to certain executive officers to $1 million per officer in any one year.  However, performance-based compensation can be excluded from this limitation so long as it meets certain requirements.  Cash and equity awards granted under the 2007 Plan may, but need not be, structured so as to qualify as performance-based compensation under Section 162(m).  In general, the Company’s short-term cash incentives are intended to qualify as performance-based.  Stock options are generally intended to qualify, but RSUs are not.

Agreements with Executive Officers

Elisabeth DeMarse – Chairman, President and Chief Executive Officer

On March 7, 2012, the Company executed an offer letter with Ms. DeMarse that provides she will serve as President and Chief Executive Officer of the Company and be appointed as a director of the Board (Ms. DeMarse was appointed Chair of the Board in May 2012). Pursuant to the offer letter, Ms. DeMarse receives a base salary of $400,000 per annum, subject to annual review for potential increase at the discretion of the Compensation Committee of the Board. In connection with her hiring, on March 7, 2012, Ms. DeMarse received a sign-on bonus of $200,000, which was subject to certain claw back provisions that have all expired as of the date hereof.

Also on March 7, 2012, the Company granted Ms. DeMarse an option to purchase 1,750,000 shares of the Company’s common stock. The stock option has a seven year term, an exercise price of $1.80 per share, which was the closing price of the Company’s common stock on the date of grant, and vests over a period of four years, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, subject to her continued employment through each vesting date, and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.” The stock option agreements (one reflecting a portion of the stock option intended to qualify as an incentive stock option and the balance to be treated as a non-qualified stock option) each contain a variety of restrictive covenants and provide that the Company may claw back a specified amount in the event Ms. DeMarse engages in any Competitive Activity (as defined in the option agreements) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality (all as described in the option agreement) within (i) eighteen months after delivery of shares of common stock upon exercise of the applicable option or (ii) one year of the cessation of Ms. DeMarse’s employment with the Company. In accordance with the offer letter, the Company and Ms. DeMarse also executed a Stock Purchase Agreement on March 7, 2012, under which Ms. DeMarse purchased from the Company a total of 75,000 shares of the Company’s common stock for an aggregate purchase price of $135,000, representing a per share price equal to the closing price of the Company’s common stock on the date of sale.

Ms. DeMarse and the Company entered into a Severance Agreement dated March 7, 2012 (the “DeMarse Severance Agreement”), which provides that if the Company (or any successor) terminates Ms. DeMarse’s employment without cause (as defined in the option agreements) prior to the fifth anniversary of her start date and she executes a release in the form attached to the severance agreement, (i) she will be entitled to receive a lump-sum payment equal to twelve months of her base salary (at the annual rate in effect as of the time of termination, but not less than $400,000) as well as up to eighteen months of COBRA premiums; (ii) the number of shares of common stock subject to stock options, stock appreciation rights, restricted stock, RSUs or other stock-based awards (“equity awards”) deemed vested (and, in the case of stock options or stock appreciation rights, exercisable) upon the termination of her employment would be equal to the number of equity awards that would have vested (and become exercisable as applicable) if her employment had continued through the first anniversary of her termination date and then been terminated without cause; and (iii) the vesting of any remaining equity awards shall be suspended and be forfeited on the six month anniversary of her termination date unless a definitive agreement, tender offer or letter of intent respecting a Change of Control (as defined in the severance agreement) is entered into or received by the Company after the date of severance agreement but prior to such six month anniversary, in which case such remaining equity awards would be forfeited and expire on the first anniversary of her termination date unless a Change of Control as contemplated is consummated by such

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first anniversary, in which case such remaining equity awards would vest (and become exercisable as applicable) immediately upon the consummation of such Change of Control. The severance agreement also contains restrictive covenants prohibiting Ms. DeMarse from competing with the Company or soliciting its employees, clients or vendors for a period of one year after her termination date.

In addition, pursuant to Ms. DeMarse’s two option agreements with the Company, each dated as of March 7, 2012, the then-unvested portion of the option grants would become exercisable upon the occurrence of any of the following, provided that such portion of the option only may be exercised within one hundred and eighty calendar days from the occurrence of such event: (i) in the event Ms. DeMarse’s employment was terminated by the Company without Cause or by Ms. DeMarse for Good Reason (as each such term is defined in the applicable agreement) prior to a Change of Control if such termination was related to a Change of Control; (ii) a Change of Control, unless (A) either (x) the Company was the surviving corporation and the award was equitably adjusted pursuant to the 2007 Plan or (y) the award was assumed or replaced by the Company’s successor and (B) the award as so adjusted, assumed or replaced had substantially the same potential economic benefits and vesting terms as did the award immediately prior to the Change of Control and provided that it would become immediately exercisable upon the termination of Ms. DeMarse’s employment without Cause or by Ms. DeMarse for Good Reason. Ms. DeMarse is subject to a variety of restrictive covenants.

At the beginning of fiscal year 2014, in recognition of Ms. DeMarse’s performance to date, as well as to provide her with the proper incentives in the future, the Compensation Committee approved (i) an increase to Ms. DeMarse’s base salary of $80,000 effective January 1, 2014 and (ii) her participation in the Company’s target annual cash incentive bonus program commencing with fiscal year 2014 with a target annual bonus, calculated quarterly with a 10% holdback paid at the end of the fiscal year, of up to 30% of her base salary. Her original offer letter did not provide for Ms. DeMarse’s participation in any target annual cash incentive bonus.

Finally, in Q4 of 2014, the Company acquired Management Diagnostics Limited, a U.K.-based company that specializes in relationship capital management. This acquisition is significant as it expands the Company’s profile internationally and is expected to accelerate the Company’s transition from primarily serving retail investors to also becoming an indispensable data, news and information source for institutional clients. In recognition of this important achievement, the Compensation Committee approved a one-time bonus of $46,000 to Ms. DeMarse.

Erwin Eichmann – Chief Business Officer

On August 13, 2012, the Company executed an offer letter with Mr. Eichmann that provided that he would serve as Vice President, Corporate and Business Development, and General Counsel of the Company (Mr. Eichmann was appointed Secretary of the Company by the Board, on August 27, 2012). Pursuant to the offer letter, Mr. Eichmann receives a base salary of $220,000 per annum, and has a target annual bonus, calculated quarterly with a 10% holdback paid at the end of the fiscal year, of up to 30% of his annualized base pay in 2012 (determined by the Company at its sole discretion), contingent upon Mr. Eichmann’s individual performance and performance of the Company. In connection with his hiring, on August 13, 2012, Mr. Eichmann received a sign-on bonus of $16,104, which was subject to certain claw back provisions that have all expired as of the date hereof. In August of 2013, Mr. Eichmann became the Company’s Chief Business Officer, and with the hiring of a new General Counsel, Mr. Eichmann was appointed Assistant Secretary of the Company by the Board on September 26, 2013.

On August 17, 2012, the Company granted Mr. Eichmann an option to purchase 150,000 shares of the Company’s common stock, which has a five year term, an exercise price of $1.41 per share, the closing price of the Company’s common stock on the date of grant, and vests over a period of four years, with 25% vesting on August 17, 2013 and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided his continued employment through each vesting date, and subject to accelerated vesting upon the occurrence of certain events as described in the section of the Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.” The option agreement with respect to this grant provides that the Company reserves the right to claw back any shares of common stock delivered under the option agreement in the event that, within one year after the cessation of Mr. Eichmann’s employment with the Company, Mr. Eichmann engages in any Competitive Activity (as defined in the option agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the option agreement. The restrictive covenants in the option grant have the following duration: non-solicitation of employees, clients and vendors, through the first anniversary of Mr. Eichmann’s separation date; non-disparagement and confidentiality obligations, perpetual. On February 1, 2013, Mr. Eichmann was awarded 25,000 RSUs, with 25% vesting on February 1, 2014 and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided

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his continued employment through each vesting date, and subject to accelerated vesting upon the occurrence of certain events as described in the section of the Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.” The agreement for this RSU grant contains claw back and restrictive covenant provisions similar to those of his August 2012 option grant. On September 13, 2013, the Company also granted Mr. Eichmann an option to purchase 125,000 shares of the Company’s common stock, which has a five year term, an exercise price of $2.15 per share, the closing price of the Company’s common stock on the date of grant, and vests over a period of four years, with 25% vesting on September 13, 2014 and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided his continued employment through each vesting date, and subject to accelerated vesting upon the occurrence of certain events as described in the section of the Proxy Statement entitled “Potential Payments Upon Termination or Change in Control.”

In addition, pursuant to option agreements dated August 17, 2012 and September 13, 2013, and RSU agreement dated February 1, 2013, between Mr. Eichmann and the Company, the then-unvested portion of the respective grants would become fully vested (and exercisable, with respect to the option) upon the occurrence of any of the following, provided that such portion of the option only may be exercised within ninety calendar days from the occurrence of such event: (i) in the event Mr. Eichmann’s employment was terminated by the Company without Cause or by Mr. Eichmann for Good Reason (as each such term is defined in the applicable agreement) prior to a Change of Control if such termination was related to a Change of Control; (ii) a Change of Control, unless (A) either (x) the Company was the surviving corporation and the award was equitably adjusted pursuant to the 2007 Plan or (y) the award was assumed or replaced by the Company’s successor and (B) the award as so adjusted, assumed or replaced had substantially the same potential economic benefits and vesting terms as did the award immediately prior to the Change of Control and provided that it would become immediately vested (and exercisable, with respect to the option) upon the termination of Mr. Eichmann’s employment without Cause or by Mr. Eichmann for Good Reason. Mr. Eichmann is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Mr. Eichmann and the Company entered into a Severance Agreement dated November 5, 2014 (the “Eichmann Severance Agreement”), which provides that if the Company (or any successor) terminates Mr. Eichmann’s employment without cause (as defined in the agreement) and he executes a release in the form attached to the severance agreement, he will be entitled to receive (x) a lump-sum payment equal the greater of (i) six months of his base salary or (ii) four (4) weeks per year of service of his base salary (at the annual rate in effect as of the time of termination, but not less than $220,000) and (y) up to twelve months of COBRA premiums. The severance agreement also contains restrictive covenants prohibiting Mr. Eichmann from competing with the Company or soliciting its employees, clients or vendors for a period of six months after his termination date.

Finally, in Q4 of 2014 the Company acquired Management Diagnostics Limited, a U.K.-based company that specializes in relationship capital management. This acquisition is significant as it expands the Company’s profile internationally and is expected to accelerate the Company’s transition from primarily serving retail investors to also becoming an indispensable data, news and information source for institutional clients. In recognition of this important achievement and Mr. Eichmann’s significant role negotiating this acquisition, the Compensation Committee approved a one-time bonus of $46,000 to Mr. Eichmann.

John C. Ferrara –Chief Financial Officer

On February 1, 2013, the Company executed an offer letter with Mr. Ferrara that provides he will serve as Chief Financial Officer of the Company. Pursuant to the offer letter, Mr. Ferrara receives a base salary of $220,000 per annum, subject to annual review for potential increase at the discretion of the Compensation Committee of the Board, and has a target annual bonus, calculated quarterly with a 10% holdback paid at the end of the fiscal year, of up to 40% of his then current annualized base pay (determined by the Company at its sole discretion), contingent upon Mr. Ferrara’s individual performance and performance of the Company. In connection with his hiring, on February 25, 2013, Mr. Ferrara received a sign-on bonus of $10,000. In addition to Mr. Ferrara’s bonus in 2013, the Compensation Committee approved a one-time cash bonus of $5,500 for Mr. Ferrara based on his performance.

In addition, the Company and Mr. Ferrara agreed to a severance provision in Mr. Ferrara’s offer letter which provides that if the Company (or a successor) terminates his employment without Cause (as defined by the option agreement) and he executes a form release previously provided to him by the Company, he will receive: (i) a severance payment (the “Severance Payment”) equal to six months of his current base salary; provided, however, if such termination occurs during the period commencing fifteen days prior to a “Change of Control” (as defined in the 2007 Incentive Plan) and ending on the twelve month anniversary of such Change of Control, the Severance Payment will be increased to twelve months of his current base salary; and (ii) payment for COBRA medical insurance premiums on Mr. Ferrara’s behalf until the earlier of (a) the number of months

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equal to the Severance Period (as defined by the offer letter), or (b) the date upon which he and/or his eligible dependents becomes covered under similar plans.

Also on February 25, 2013, the Company granted Mr. Ferrara an option to purchase 325,000 shares of the Company’s common stock. The stock option has an exercise price of $1.86 per share, the closing price of the Company’s common stock on the date of grant, has a term of seven years and vests over a period of four years, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided his continued employment through each vesting date, and subject to acceleration or forfeiture upon the occurrence of certain events as set forth in his option agreement. The option agreement with respect to this grant provides that the Company reserves the right to claw back any shares of common stock delivered under the option agreement in the event that, within one year after the cessation of Mr. Ferrara’s employment with the Company, Mr. Ferrara engages in any Competitive Activity (as defined in the option agreement) or violates any restrictive covenants related to non-solicitation of employees, clients and vendors; non-disparagement; and confidentiality; all as described in the option agreement. The restrictive covenants in the option grant have the following duration: non-solicitation of employees, clients and vendors, six months following Mr. Ferrara’s separation date (provided that if his separation date occurs during the period commencing fifteen days prior to a Change of Control (as defined in the Plan) and ending one year after such Change of Control, the duration shall be twelve months); non-disparagement and confidentiality obligations, perpetual. Mr. Ferrara is also subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Finally, in Q4 of 2014 the Company acquired Management Diagnostics Limited, a U.K.-based company that specializes in relationship capital management. This acquisition is significant as it expands the Company’s profile internationally and is expected to accelerate the Company’s transition from primarily serving retail investors to also becoming an indispensable data, news and information source for institutional clients. In recognition of this important achievement and Mr. Ferrara’s significant role managing the cross border financial due diligence and integration, the Compensation Committee approved a one-time bonus of $46,000 to Mr. Ferrara.

Vanessa J. Soman – General Counsel and Corporate Secretary

On August 12, 2013, the Company executed an offer letter with Ms. Soman that provides she will serve as General Counsel and Corporate Secretary of the Company. Pursuant to the offer letter, Ms. Soman receives a base salary of $165,000 per annum and has a target annual bonus, calculated quarterly with a 10% holdback paid at the end of the fiscal year, of up to 20% of her then current annualized base pay (determined by the Company at its sole discretion), contingent upon Ms. Soman’s individual performance and performance of the Company.

Ms. Soman and the Company entered into a Severance Agreement dated February 20, 2015, which provides that if the Company (or any successor) terminates Ms. Soman’s employment without cause (as defined in the agreement) and she executes a release in the form attached to the severance agreemen, she will be entitled to receive (x) a lump-sum payment equal the greater of (i) six months of his base salary or (ii) four (4) weeks per year of service of his base salary (at the annual rate in effect as of the time of termination, but not less than $220,000) and (y) up to twelve months of COBRA premiums. The severance agreement also contains restrictive covenants prohibiting Ms. Soman from competing with the Company or soliciting its employees, clients or vendors for a period of six months after her termination date.

In addition, pursuant to an agreement dated August 12, 2013 between Ms. Soman and the Company, Ms. Soman was granted an option to purchase 10,000 shares of the Company’s common stock. The stock option has an exercise price of $2.21 per share, the closing price of the Company’s common stock on the date of grant, has a term of five years and vests over a period of four years, with 25% vesting on the first anniversary of the date of grant and the remaining 75% vesting in approximately equal monthly increments over the succeeding thirty-six months, provided her continued employment through each vesting date, and subject to acceleration or forfeiture upon the occurrence of certain events as set forth in her option agreement the then-unvested portion of the grant will become fully vested and exercisable within ninety calendar days from the occurrence of any of the following: (i) in the event Ms. Soman’s employment was terminated by the Company without Cause or by Ms. Soman for Good Reason (as each such term is defined in the applicable agreement) prior to a Change of Control if such termination was related to a Change of Control; (ii) a Change of Control, unless (A) either (x) the Company was the surviving corporation and the award was equitably adjusted pursuant to the 2007 Plan or (y) the award was assumed or replaced by the Company’s successor and (B) the award as so adjusted, assumed or replaced had substantially the same potential economic benefits and vesting terms as did the award immediately prior to the Change of Control and provided that it would become immediately vested and exercisable upon the termination of Ms. Soman’s employment without Cause or by Ms. Soman for Good Reason.

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Ms. Soman is subject to a variety of restrictive covenants, described below under the heading “Provisions Generally Applicable to Current Executive Officers.”

Finally, in Q4 of 2014 the Company acquired Management Diagnostics Limited, a U.K.-based company that specializes in relationship capital management. This acquisition is significant as it expands the Company’s profile internationally and is expected to accelerate the Company’s transition from primarily serving retail investors to also becoming an indispensable data, news and information source for institutional clients. In recognition of this important achievement and Ms. Soman’s significant role managing the legal aspects of the acquisition, the Compensation Committee approved a one-time bonus of $46,000 to Ms. Soman.

Provisions Generally Applicable to Current Executive Officers

The executives’ applicable agreements generally define “Cause” to include willful misconduct or gross negligence, willful and material dishonesty or misappropriation of Company funds, properties or other assets, unexcused repeated absence from work, unauthorized disclosure of confidential information materially harmful to the Company, conviction of a felony involving fraud, dishonesty or moral turpitude, violation of federal or state securities laws, or breach of the performance of job duties, which is not cured within 30 days after notice. “Good Reason” generally is given the meaning ascribed to such term in Treasury Regulation Section 1.409A-1(n)(2)(ii).

A “Change of Control” under the 2007 Plan and the above-described severance agreements occurs upon (1) the acquisition of a majority of the voting power of the Company’s stock by a person, entity, or group (with certain exceptions); (2) the date on which a majority of the members of the Board are not “Current Directors” (which term is defined to mean the Company’s current directors and directors whose nomination or election was approved by a majority of the directors who at the time were “Current Directors”); (3) a merger or consolidation with another entity where the Company’s stockholders immediately prior to the merger or consolidation would no longer comprise a majority of the voting shares of the surviving corporation in substantially the same proportions as their prior ownership, or where the directors of the Company would not constitute a majority of the board of directors of the surviving corporation; (4) a sale of all or substantially all of the assets of the Company; or (5) approval by the stockholders of a plan of complete liquidation of the Company.

In order to receive severance payments and benefits, generally each executive is required to execute a release of claims and not violate his or her obligations in the applicable agreement to (i) keep information about the Company’s business confidential, (ii) refrain from making disparaging comments about the Company (and its directors, officers and employees) and (iii) for a period following termination (up to a maximum of two years depending on the named executive officer), not solicit or hire anyone who was employed by the Company during the term of the applicable agreement and not solicit any client or vendor of the Company to cease its relationship with the Company. In addition, the applicable RSU and stock option agreements, in certain instances, provide for forfeiture and claw-back in the event the grantee breaches any of the above restrictions or competes with the Company for a period following termination (up to a maximum of two years depending on the named executive officer).

2014 Compensation Committee Report

In accordance with the SEC’s disclosure requirements for executive compensation, the Compensation Committee has reviewed and discussed with the Company’s management the preceding Compensation Discussion and Analysis. Based on this review and discussion with the Company’s management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Company’s Board of Directors
Mark Walsh, Chairman
Sarah Fay

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Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by, or paid to our named executive officers during the fiscal years ended December 31, 2014, 2013 and 2012. No other officer met the definition of a named executive officer for 2014.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(5) ($)	Total ($)
Elisabeth DeMarse(6)	2014	480,000	46,000	—	—	147,233	—	38,920	712,153
President and Chief Executive Officer	2013	400,000	150,000	—	—	—	—	22,536	572,536
	2012	327,395	200,000	—	832,013	—	—	5,050	1,364,458
John Ferrara(7)	2014	220,000	49,300	—	—	89,975	—	38,920	398,195
Chief Financial Officer	2013	186,705	15,500	—	190,833	79,354	—	22,860	495,252
Erwin Eichmann (8)	2014	220,000	64,300	—	—	67,482	—	40,509	392,291
Chief Business Officer	2013	220,000	9,350	42,500	81,428	69,575	—	25,008	447,861
	2012	85,029	16,104	—	74,165	26,625	—	2,223	204,146
Vanessa Soman (9)	2014	165,000	48,475	—	—	33,741	—	19,315	266,531
General Counsel	2013	64,404	—	—	6,710	14,087	—	4,156	89,357

(1)	The amounts in the “Bonus” column for each of Ms. DeMarse, Mr. Ferrara, and Mr. Eichmann for fiscal year 2013 reflect one-time discretionary bonus awards for their performance during fiscal year 2013, but paid in fiscal year 2014. The amount in the “Bonus” column for Mr. Ferrara for fiscal year 2013 also reflects a one-time sign-on bonus awarded in connection with his hiring in 2013 of $10,000. The amounts in the “Bonus” column for each of Ms. DeMarse, Mr. Ferrara, Mr. Eichmann, and Ms. Soman for fiscal year 2014 reflect the sum of (x) a one-time discretionary bonus awards for their performance in connection with the acquisition of Management Diagnostics Limited during fiscal year 2014, but paid in fiscal year 2015 of $46,000 each and (y) discretionary spot bonuses for superior performance as follows: (i) a single bonus of $3,300 for Mr. Ferrara; (ii) two separate bonuses of $15,000 and $3,300, respectively, for Mr. Eichmann; and (iii) a single bonus of $2,475 for Ms. Soman.
(2)	The amounts in the “Stock Awards” columns reflect the aggregate grant date fair value of RSU awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. The grant date fair value of the RSU awards reflects the closing price of the Company’s common stock on the date of grant. Each RSU award includes the grant of dividend equivalents with respect to such RSU. The Company maintains a bookkeeping account to which it credits, whenever cash dividends are paid on the common stock, an amount equal to the amount of the dividend paid on a share of common stock for each then-outstanding RSU granted. The accumulated dividend equivalents vest on the applicable vesting date for the RSU with respect to which such dividend equivalents were credited, and will be paid in cash to the holder. These amounts are not reflected in the “Stock Awards” column but rather are reflected in the “All Other Compensation” column.
(3)	The amounts in the “Option Awards” columns reflect the aggregate grant date fair value of stock option awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718. Assumptions made in the calculation of the grant date fair value of the stock option awards are included in Note 1 to the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 5, 2015.
(4)	Amounts shown in the “Non-Equity Incentive Plan Compensation” column reflect the short-term cash incentive earned in the indicated year, as described above.

(5)	Amounts in the “All Other Compensation” column for each named executive officer include the following: (i) the Company’s matching contribution of contributions made by the employee to the Company’s 401(k) Plan ($20,800 for each of Ms. DeMarse, Mr. Ferrara and Mr. Eichmann and $15,806 for Ms. Soman); (ii) amounts paid by the Company with respect to group life insurance ($72 for each named executive officer); (iii) executive health medical reimbursement plan ($18,048 for each of Ms. DeMarse, Mr. Ferrara and Mr. Eichmann and $3,437 for Ms. Soman) ; and (iv) amounts earned as dividend equivalents with respect to unvested RSUs, which dividend equivalents totaled $1,589 for Mr. Eichmann in 2014.
(6)	The amount in the “Salary” column for Ms. DeMarse for 2012 reflects partial year compensation at $400,000 effective March 2012. In 2014, the Board increased Ms. DeMarse’s base salary by 20% to $480,000.

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(7)	In February 2013, Mr. Ferrara was hired as Chief Financial Officer. The amount in the “Salary” column for Mr. Ferrara for 2013 reflects partial year compensation at $220,000 effective February 2013.
(8)	The amount in the “Salary” column for Mr. Eichmann for 2012 reflects partial year compensation at $220,000 effective September 2012
(9)	In August 2013, Ms. Soman was hired as General Counsel. The amount in the “Salary” column for Ms. Soman for 2013 reflects partial year compensation at $165,000 effective August 2013.

Grants of Plan-Based Awards in Fiscal Year 2014

The following table shows for the fiscal year ended December 31, 2014, certain information regarding grants of plan-based awards to the named executive officers:

	Estimated Possible Payouts Under Non-
	Equity Incentive Plan Awards
	Target		Maximum
Name	($)		($)

Elisabeth DeMarse	$144,000	(1)	$201,600	(2)

John Ferrara	$88,000	(1)	$123,200	(2)

Erwin Eichmann	$66,000	(1)	$92,400	(2)

Vanessa Soman	$33,000	(1)	$46,200	(2)

(1) These rows represent possible payouts pursuant to the short-term incentive plan. Each of Ms. DeMarse’s, Mr. Ferrara’s, Mr. Eichmann’s and Ms. Soman’s 2014 performance-based target bonus amount (as a percentage of annual base salary) was 30%, 40%, 30% and 20%, respectively. The bonuses approved for 2014 did not contain any threshold or maximum value. For a more detailed discussion of these 2014 performance-based target bonus amounts, see the section above titled “Performance-Based Bonus Award Targets.”

(2) These rows represent the maximum possible payout pursuant to the short-term incentive plan. The maximum payout is 140% of target, determined based on the sum of (x) maximum MBO Achivement Percentage of 20% (20% of the bonus opportunity multiplied by 100% maximum achievement percentage) plus (y) maximum Revenue Achievement Percentage of 120% (80% of the bonus opportunity multiplied by 150% maximum achievement percentage).

Outstanding Equity Awards at 2014 Fiscal Year-End

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercis- Able(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(4) ($)

Elisabeth DeMarse	3/07/2012	1,203,118	546,882	—	1.80	3/07/2019	—	—
John Ferrara	2/25/2013	148,958	176,042	—	1.86	2/25/2020	—	—
Erwin Eichmann	9/13/2013	39,062	85,938	—	2.15	9/13/2018	—	—
	2/01/2013	—	—	—	—	—	13,542	32,230
	8/17/2012	87,500	62,500	—	1.41	8/17/2017	—	—
Vanessa Soman	8/12/2013	3,333	6,667	—	2.23	8/12/2018	—	—

(1)	Twenty-five percent of the stock option awards granted to each of the executive officers vested to Ms. DeMarse on March 7, 2013, to Mr. Ferrara on February 25, 2014, to Mr. Eichmann on August 17, 2013 and September 13, 2014, respectively, and to Ms. Soman on August 12, 2014. The balance of the stock option awards vest in approximately equal monthly increments over the following thirty-six months, provided their continued employment and subject to accelerated vesting in certain events as described under the heading “Potential Payments Upon Termination or Change in Control.”

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(2)	The exercise price per share of the stock options reflects the closing price per share of the Company’s common stock on the date of grant.
(3)	At 2014 fiscal year end, Mr. Eichmann was the only named executive officer to have unvested RSUs. Mr. Eichmann’s RSUs vested 25% on February 1, 2014. The balance of the RSUs vest in approximately equal monthly increments over the following thirty-six months subject to his continued service through each vesting date.
(4)	Dollar values reflect the closing price of the Company’s common stock on December 31, 2014, which was $2.38 per share.

Option Exercises and Stock Vested in 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Elisabeth DeMarse	—	—	—	—
Erwin Eichmann	—	—	11,458	29,660
John Ferrara	—	—	—	—
Vanessa Soman	—	—	—	—

(1)       The value realized is calculated by multiplying the number of vested shares or units by the closing price of our common stock on NASDAQ on each applicable vesting date. If there are multiple vesting dates during the year, the amounts for the multiple vesting dates are aggregated together.

Potential Payments Upon Termination or Change in Control

The following tables set forth the amounts that would have been payable to our current named executive officers upon termination of employment under various circumstances or upon a change of control, in each case assuming such event took place on December 31, 2014 (and assuming that at such time, there was no accrued but unpaid salary, bonus or vacation with respect to the respective officer and disregarding amounts payable under the Company’s 401(k) plan). A detailed discussion of each NEO’s agreement can be found above in the section entitled “Agreements with Executive Officers.”

Scenario	Description
Without Cause (no CIC)	Termination by the Company without Cause not in connection with a change in control.
Without Cause (CIC)

For Ms. DeMarse and Mr. Eichmann, means termination by the Company without Cause either prior to, but in connection with, the change in control or following a change in control if options are assumed in connection with the change in control.

For Mr. Ferrara means a termination without Cause during the period commencing 15 days prior to a change in control and ending 12 months after the change in control and equity awards are not assumed in the change in control.

Without Cause/for Good Reason (CIC)

For Mr. Ferrara and Mr. Eichmann, if options are assumed in connection with the change in control, means a termination by the Company without Cause more than 12 months after a change in control or a resignation for Good Reason either prior to, but in connection with, the change in control or following a change in control.

For Ms. Soman, means termination by the Company without Cause or her resignation for Good Reason either prior to, but in connection with, the change in control or following a change in control if options are assumed in connection with the change in control.

Death or Disability	Termination upon death or disability.
For Cause/other than Good Reason	Termination by the Company for cause/resignation by the executive other than for Good Reason.
For Cause/voluntary resignation	Termination by the Company for cause/resignation by the executive for any reason.

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Elisabeth DeMarse – Chief Executive Officer

Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)(1)	Value of Accelerated Equity Awards ($)(2)	Excise Tax Gross-Up ($)	Total ($)
Without Cause (no CIC)	480,000	—	36,000	253,750	—	768,750
Without Cause (CIC)	480,000	—	36,000	317,192		833,192
Death or Disability or For Cause/other than Good Reason	—	—	—	—	—	—

(1) Eighteen months of premium continuation based on an assumed monthly COBRA premium of $2,000.

(2) Represents the value of unvested equity awards based on the closing market price of our common stock of $2.38 per share on December 31, 2014, that would vest on an accelerated basis upon the occurrence of certain events.

John Ferrara – Chief Financial Officer

Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)(1)	Value of Accelerated Equity Awards ($)(2))	Excise Tax Gross-Up ($)	Total ($)
Without Cause (no CIC)	110,000	—	12,000	—	—	122,000
Without Cause (CIC)	220,000	—	24,000	91,542	—	335,542
Without Cause/for Good Reason (CIC)	—	—	—	91,542	—	91,542
Death or Disability or For Cause/other than Good Reason	—	—	—	—	—	—

(1) Premium continuation based on an assumed monthly COBRA premium of $2,000.

(2) Represents the value of unvested equity awards based on the closing market price of our common stock of $2.38 per share on December 31, 2014, that would vest on an accelerated basis upon the occurrence of certain events.

Erwin Eichmann – Chief Business Officer

Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)(1)	Value of Accelerated Equity Awards ($)(2)	Excise Tax Gross-Up ($)	Total ($)
Without Cause (no CIC)	110,000	—	24,000	—	—	122,000
Without Cause (CIC)	110,000	—	24,000	112,621	—	246,621
Without Cause/for Good Reason (CIC)	—	—	—	112,621	—	112,621
Death or Disability or For Cause/other than Good Reason	—	—	—	—	—	—

(1) Premium continuation based on an assumed monthly COBRA premium of $2,000.

(2) Represents the value of unvested equity awards based on the closing market price of our common stock of $2.38 per share on December 31, 2014, that would vest on an accelerated basis upon the occurrence of certain events.

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Vanessa Soman– General Counsel and Secretary

Payment Trigger	Cash Severance ($)	Bonus ($)	Benefits ($)	Value of Accelerated Equity Awards ($)(1)	Excise Tax Gross-Up ($)	Total ($)
Without Cause (no CIC)	—	—	—	—	—	—
Without Cause/for Good Reason (CIC)	—	—	—	1,001	—	1,001
Death or Disability	—	—	—	—	—	—
For Cause/other than Good Reason	—	—	—	—	—	—

(1) Represents the value of unvested equity awards based on the closing market price of our common stock of $2.38 per share on December 31, 2014, that would vest on an accelerated basis upon the occurrence of certain events.

Pension Benefits

We do not maintain any defined benefit pension plans.

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Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

TRANSACTIONS WITH RELATED PERSONS

Employment Agreement with James J. Cramer

We have entered into an employment agreement with James J. Cramer, our founder, director and a significant contributor to our business, which expires on December 31, 2017.  Consistent with its desire to provide market-appropriate compensation with respect to all service providers of the Company, in 2013 the Compensation Committee engaged Fredric W. Cook & Co., Inc. as its independent compensation consultant to advise the Compensation Committee regarding the negotiation and establishment of the compensation terms for his employment agreement which was renewed in November 2013.  The agreement provides that Mr. Cramer will, among other things, author articles for the Company’s websites and paid publications including the Company’s Action Alerts PLUS service and provide reasonable promotional and other services, subject to certain terms and conditions.  In addition, the agreement grants the Company a right to use Mr. Cramer’s name and likeness to promote the Company’s goods and services, subject to certain approval rights, at a licensing fee of $300,000 per year, which was paid as a lump sum on January 1, 2014 and 2015 and will be payable in four quarterly installments on January 1, April 1, July 1 and October 1 for calendar years 2016 and 2017.  Pursuant to the agreement, Mr. Cramer will not receive a salary or bonus, but he will receive a royalty equal to 10% of Total Net Revenues (as defined in the agreement), which increased to 14% of Total Net Revenues effective January 1, 2014.  Mr. Cramer’s royalty payment is guaranteed to be at least $2,500,000 per year, and to satisfy the guarantee, the Company pays Mr. Cramer a monthly draw of $208,333.33.  In 2014, Mr. Cramer received an aggregate of $3,050,000 in compensation pursuant to the agreement, which includes the licensing fee for use of his name and likeness, the royalty payment and reimbursement for certain expenses as provided for in the agreement.  In connection with the renewal of his employment agreement in 2013, the Company granted Mr. Cramer two awards of RSUs for an aggregate cash value of $3,000,000 as follows:  1,000,000 restricted stock units on December 2, 2013 and 363,229 RSUs on January 2, 2014.  Both awards of restricted stock units vest as to 25% per year on each of December 31, 2014, December 31, 2015, December 31, 2016 and December 31, 2017, subject to his continued service through each vesting date.

Mr. Cramer has agreed that he will not render services in connection with, endorse or promote, in any media, any financial products or services, or engage in certain other activities; provided that, subject to certain restrictions, he may appear on cable and/or broadcast television network programs in a manner consistent with his current practice, permit the distribution via the Internet of his apperances in such television programs solely in their original long form format and author books. In the event Mr. Cramer’s employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the agreement), then subject to the above proviso, Mr. Cramer shall not, author articles or columns for any digital financial publication that competes directly with the Company for a period of 18 months following his termination of employment, without receiving the Company’s consent which shall not be unreasonably withheld.  In addition, until 18 months after the termination of his employment, Mr. Cramer will not solicit for employment any person who was employed by the Company during the six months prior to such termination.  The agreement does not provide for any cash payment to be made to Mr. Cramer upon the occurrence of a change of control, and limits Mr. Cramer’s ability to terminate the agreement in the event of a Change of Control (as defined in the 2007 Plan) or sale of the Action Alerts PLUS subscription service to circumstances in which Mr. Cramer reasonably believes that the ongoing association of his name, likeness or content with the acquirer would materially damage his brand, reputation or relationship with the broadcast or cable television network then producing and/or televising “Mad Money” or any successor show.  If certain payments to Mr. Cramer are determined to be a “parachute payment” as defined in Section 280G of the Code (a “Parachute Payment”) and also to be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then Mr. Cramer will be entitled to an additional payment (a “gross-up payment”) in an amount such that the net amount of the gross-up payment retained by Mr. Cramer, after payment of certain income and employment taxes and Excise Taxes on the gross-up payment, will be equal to the Excise Tax imposed on the Parachute Payment; provided however that if the Parachute Payment does not exceed the point at which Excise Taxes apply by at least 10%, then no gross-up payment shall be made, and instead the Parachute Payment will be reduced to be the greatest amount that could be paid without giving rise to any Excise Tax.  The agreement also contains indemnification provisions pursuant to which the Company has agreed to defend, indemnify and hold harmless Mr. Cramer, with certain exceptions, against, among other things, losses suffered in connection with the provision of his services under the current agreement or his former employment agreement.

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PROPOSAL 4

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Consideration of Advisory Vote on Executive Compensation

We conducted an advisory vote on executive compensation last year at our 2014 Annual Meeting. While this vote was not binding on the Company, our Board or the Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs and our decisions regarding executive compensation, as disclosed in the Proxy Statement. Our Board and the Compensation Committee value the opinions of our stockholders and, in the event there were to be any significant vote against the compensation of our named executive officers as disclosed in the Proxy Statement, we would consider our stockholders’ concerns and we would evaluate whether any actions should be taken to address such concerns. At our 2014 Annual Meeting, of the shares voted with respect to our executive compensation proposal (Proposal 3), 81.3% voted in favor of the compensation of our named executive officers as disclosed in that year’s proxy statement. Given the strong level of support we received from that vote, we did not feel that any significant changes to our executive compensation philosophy, policies, programs and decisions were required at this time.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted in 2010, requires that the Company include in its proxy statement at least once every three years an advisory stockholder vote on the compensation of the Company’s named executive officers as described in the proxy statement. Based on the preference previously expressed by our stockholders at the 2011 Annual Meeting, we have elected to hold such a vote on an annual basis. The opportunity to vote on this proposal is required pursuant to Section 14A of the Exchange Act. Because the vote is advisory, it is not binding on the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of the outcome of the vote. However, the Compensation Committee values the opinions expressed by the Company’s stockholders and will consider the outcome of the vote when making future decisions regarding the compensation of our named executive officers.

The Compensation Committee has overseen the development of the Company’s compensation program that is described in the “Compensation and Other Information Concerning Officers” section of this Proxy Statement and more specifically in the tables and narrative thereunder. The Company’s compensation program seeks to attract, motivate and retain talented executives who can enable the Company to build long-term value for its stockholders, and to reward executives for their efforts under clear and sensible guidelines. The Company believes that its compensation programs fulfill that goal.

The Company requests that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described in this Proxy Statement, including the discussion of compensation, the compensation tables, and the narrative disclosure accompanying the compensation tables.

The Board of Directors recommends that stockholders vote, on an advisory basis, FOR approval of the compensation of the Company’s named executive officers as described in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 16, 2015 (except as otherwise noted), the beneficial ownership of our common stock by (i) each person known by the Company to beneficially own more than 5% of our common stock, (ii) each of the Company’s current directors and nominees for director, (iii) each of the named executive officers as set forth in the Summary Compensation Table, and (iv) all of our current executive officers and directors as a group.

	Amount and Nature of	Percent of
Name and Address of Beneficial Owner (1)	Beneficial Ownership (#)(2)	Class (%) (2)
Five Percent Stockholders
Technology Crossover Venture (3)	4,014,319	10.4
Cannell Capital, LLC (4)	3,081,118	8.8
Hightower Advisors (5)	2,507,747	7.2
Harvey Partners, LLC (6)	2,325,000	6.7
Systematic Financial Management, L.P.(7)	2,265,798	6.5
James J. Cramer (8)	2,101,393	6.0
Dimensional Fund Advisors LP (9)	1,761,220	5.1
Punch & Assoc. Investment Management, Inc.(10)	1,748,320	5.0

Directors and Executive Officers
James J. Cramer (8)	2,101,393	6.0
Elisabeth DeMarse (11)	1,571,866	4.3
Sarah Fay (12)	149,345	*
Keith Hall (13)	78,876	*
Mark Walsh (14)	135,954	*
Erwin Eichmann (15)	172,395	*
John C. Ferrara (16)	182,812	*
Vanessa J. Soman(17)	4,583	*

All current executive officers and directors as a group (8 persons) (18)	4,397,224	12.0

*	Represents beneficial ownership of less than 1%.
(1)	Except as otherwise indicated, the address for each stockholder is c/o TheStreet, Inc., 14 Wall Street, New York, New York 10005. Other addresses in the notes below are based on recent filings with the SEC. With respect to the beneficial owners of 5% or more of the Company’s common stock, we have relied upon their beneficial ownership reports as filed with the SEC and internal Company records.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC. Percentage ownership is based on a total of 34,848,971 common shares outstanding as of April 16, 2015, excluding treasury stock. Shares of common stock over which the named person has rights to acquire voting or dispositive power within 60 days of April 16, 2015 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such rights but are not deemed outstanding for computing the percentage ownership of any other person. Except as noted, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. The above table assumes that the shares of Series B owned by each of TCV VI, L.P. (“TCV VI”) and TCV Member Fund, L.P. (“Member Fund”) have been converted into shares of common stock for purposes of calculating beneficial ownership.
(3)	Consists of (i) 157,377 shares of common stock and (ii) 3,856,942 shares of common stock immediately issuable upon conversion of 5,500 shares of Series B Preferred Stock representing beneficial ownership of 100% of the outstanding shares of such class of stock. TCV VI is the record holder of 5,455.95 shares of Series B convertible preferred stock, convertible

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into 3,826,051 shares of common stock. Member Fund is the record holder of 44.05 shares of Series B convertible preferred stock, convertible into 30,891 shares of common stock. TCV VI Management, L.L.C. (“TCV VI Management”) is the record holder of 157,377 shares of common stock. The total percentage of common stock outstanding for TCV VI and Member Fund is calculated on an as converted basis with the number of options and Series B preferred shares added to both the numerator and the denominator. The principal business address of Technology Crossover Ventures and each person or entity listed in this note is 528 Ramona Street, Palo Alto, California 94301.

(4)	According to a joint filing by J. Carlo Cannell and Cannell Capital LLC with the SEC on Schedule 13D filed April 15, 2015, Cannell Capital LLC is the investment adviser to various entities, including Tristan Partners, L.P. and Tristan Offshore Fund, Ltd., that in the aggregate own the above-reported shares. J. Carlo Cannell is the managing member of Cannell Capital LLC and each of Mr. Cannell and Cannell Capital LLC may be deemed to beneficially own the above-reported shares. Mr. Cannell possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company. The principal business address of Cannell Capital LLC is P.O. Box 3459, 150 East Hansen Avenue, Jackson, WY 83001.
(5)	According to Hightower Advisors, LLC’s filing with the SEC on Schedule 13F filed February 17, 2015, Hightower Advisors, LLC is an institutional investment manager with sole power to vote and the sole power to direct the disposition of the above-reported shares. The principal business address of Hightower Advisors, LLC is 200 W. Madison, Suite 2500, Chicago, IL 60606.
(6)	According to Harvey Partners, LLC’s filing with the SEC on Schedule 13G/A filed February 13, 2015, Harvey Partners, LLC is the investment manager to two entities that in the aggregate own the above-reported shares. Harvey Partners, LLC possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by such entities. The principal business address of Harvey Partners, LLC is 551 Fifth Avenue, 36th Floor, New York, NY 10176.
(7)	According to Systematic Financial Management, L.P.’s filing with the SEC on Schedule 13G filed February 10, 2015, Systematic Financial Management, L.P. is an investment advisor with sole power to vote 1,955,488 of the above reported shares and sole power to direct the disposition of all the above reported shares. The principal business address of Systematic Financial Management, L.P. is 300 Frank W. Burr Blvd., Glenpointe East, 7th Floor, Teaneck, NJ 07666.
(8)	Includes 1,610,566 shares owned directly by Mr. Cramer and 556,850 shares owned indirectly by Mr. Cramer through Cramer Partners, LLC. Mr. Cramer has the sole power to vote and the sole power to direct the disposition of the shares of which he is the record owner. Cramer Partners, LLC has the sole power to vote and the sole power to direct the disposition of the shares of which it is the record owner.
(9)	According to a filing by Dimensional Fund Advisors LP with the SEC on Schedule 13G/A filed February 5, 2015, Dimensional Fund Advisors LP is an institutional investment manager with sole power to vote 1,723,711 of the above reported shares and the sole power to direct the disposition of all the above-reported shares. The principal business address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.
(10)	According to a filing by Punch & Associates Investment Management, Inc. with the SEC on Schedule 13G filed February 2, 2015, Punch & Associates Investment Management, Inc. is an investment advisor with sole power to vote and sole power to direct the disposition of the above reported shares. The principal business address of Punch & Associates Investment Management, Inc. is 3601 West 76th Street, Suite 225, Edina, MN 55435.
(11)	Includes 1,421,866 shares issuable upon exercise of stock options exercisable within 60 days of April 16, 2015.
(12)	Includes 26,320 shares issuable upon exercise of stock options exercisable within 60 days of April 16, 2015.
(13)	Includes 5,000 shares issuable upon exercise of stock options exercisable within 60 days of April 16, 2015. All shares are held jointly with Mr. Hall’s spouse.
(14)	Includes 27,046 shares issuable upon exercise of stock options exercisable within 60 days of April 16, 2015, as well as 24,876 shares held indirectly by Mr. Walsh through Ruxton Ventures, LLC, a single member limited liability company in which Mr. Walsh is the sole member and owner.
(15)	Includes 157,812 shares issuable upon exercise of stock options exercisable and 1,042 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 16, 2015.
(16)	Includes 182,812 shares issuable upon exercise of stock options exercisable within 60 days of April 16, 2015.
(17)	Includes 4,583 shares issuable upon exercise of stock options exercisable within 60 days of April 16, 2015.
(18)	Includes 1,825,439 shares issuable upon exercise of stock options exercisable and 1,042 shares of common stock issuable upon the vesting of RSUs, both within 60 days of April 16, 2015.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s outstanding common stock, to file initial reports of ownership and reports of changes in ownership of common stock with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of such reports received by the Company with respect to fiscal 2014 and written representations from such reporting persons, all reports as required to be filed under Section 16(a) have been timely filed by such persons.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with rules promulgated under the Exchange Act, which in certain circumstances may call for the inclusion of qualifying proposals in the Company’s Proxy Statement. For such proposals to be considered for inclusion in the Proxy Statement and proxy relating to the Company’s Annual Meeting of Stockholders in 2016, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by the Company no later than January 1, 2016. Such proposals should be directed to TheStreet, Inc., Attention: Secretary, 14 Wall Street, 15th Floor, New York, New York 10005.

Except in the case of proposals made in accordance with Rule 14a-8, the Company’s By-laws require that stockholders desiring to bring any business before the Company’s Annual Meeting of Stockholders in 2016 deliver written notice thereof to the Company no earlier than February 12, 2016 and no later than March 13, 2016, and comply with all other applicable requirements of the By-laws. However, in the event that the Annual Meeting of Stockholders in 2016 is called for a date that is more than thirty days before or after the anniversary date of the Annual Meeting of Stockholders in 2015, notice by the stockholder in order to be timely must be received not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the date on which notice of the date of the Annual Meeting of Stockholders in 2016 was mailed to stockholders or made public. In order for a proposal made outside of the requirements of Rule 14a-8 to be “timely” within the meaning of Rule 14a-4(c), such proposal must be received by the Company in accordance with the time limits set forth in the foregoing advance-notice By-law provision.

The advance notice by stockholders must include the stockholder’s name and address; a description of the class and number of shares of capital stock of the Company owned beneficially or of record by the stockholder; a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such stockholder notice, a representation that the stockholder is a holder of record at the time of such notice and intends to be a holder of record on the date of such meeting) and intends to appear in person or by proxy at such meeting to propose such business; a brief description of the proposed business and the reason for conducting such business at the annual meeting; and a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with the proposed business and any material interest of such stockholder in the proposed business. In the case of nominations for election to the Board, certain information regarding the nominee must also be provided.

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OTHER MATTERS

The last date for timely filing stockholder proposals relating to the Annual Meeting under the Company’s By-laws was March 15, 2015. As of the date of this Proxy Statement, the Board knows of no matters other than those described herein that will be presented for consideration at the Annual Meeting. However, should any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their best judgment in the interests of the Company.

The Company’s Annual Report on Form 10-K with respect to the fiscal year ended December 31, 2014 accompanies this proxy statement. The Annual Report, which contains audited financial statements along with other information about the Company, is not incorporated in the Proxy Statement and is not to be deemed a part of the proxy soliciting material.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to vote their shares over the Internet or by telephone (to the extent available) or execute and return their proxy card or voting instruction form.

By Order of the Board of Directors,

Vanessa J. Soman
Secretary of the Company
New York, New York
April 29, 2015

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APPENDIX A

THESTREET, INC.
2007 PERFORMANCE INCENTIVE PLAN

(As Amended and Restated effective April 14, 2015)

SECTION 1       Compensation Philosophy and Purpose

It is the philosophy of the Compensation Committee of the Board of Directors of TheStreet, Inc. (the “Company”) to enhance shareholders’ long term interests by (i) motivating executive officers to achieve the highest levels of performance; (ii) recruiting and retaining talented employees; (iii) competing with rapidly growing, respected public companies in businesses similar to ours within clear and rational guidelines; and (iv) creating a compensation environment driven by accountability.

In furtherance of this philosophy, the purpose of TheStreet, Inc. 2007 Performance Incentive Plan (the “Plan ”) is to enable the Company and its Related Companies (as defined below) to attract and motivate highly qualified employees, directors, consultants and outside contributors to the products and services of the Company and its Related Companies, align their financial interests with long-term shareholder value creation, reward exceptional performance, and provide for a correspondingly negative impact in the event of underperformance. For purposes of the Plan, a “Related Company” means any corporation, partnership, joint venture or other entity in which the Company owns, directly or indirectly, at least a 20% beneficial ownership interest.

SECTION 2       Types of Awards

Awards under the Plan may be in the form of Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units (RSUs), Other Stock-Based Awards, and Cash Awards.

Awards may be free-standing or granted in tandem. If two awards are granted in tandem, the award holder may exercise (or otherwise receive the benefit of) one award only to the extent he or she relinquishes the tandem award.

SECTION 3       Administration

3.1       The Plan shall be administered (i) with respect to awards to directors who are not employees, by the Company’s Board of Directors (the “Board”) and (ii) with respect to awards to all other participants, by the Compensation Committee of the Board or such other committee of directors as the Board shall designate, which shall consist of not less than two directors and whose members shall serve at the pleasure of the Board. The Board or committee of the Board which is administering the Plan within the authority granted in the preceding sentence is hereafter referred to as the “Committee.”

3.2       The Committee shall have the following authority and discretion with respect to awards under the Plan: to grant awards (subject to any limitations contained in the Plan) ; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; to make all factual and other determinations necessary or advisable for the administration of the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

(1)       to determine whether and to what extent any award or combination of awards will be granted hereunder;

(2)       to select the employees, directors, consultants or outside contributors to whom awards will be granted;

(3)       to determine the number of shares of the common stock of the Company (the “Stock”) to be covered by each award granted hereunder subject to the limitations contained herein;

(4)       to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on such performance objectives (the “Performance Objectives”) , continued employment, and such other factors as the Committee may establish, and to determine whether the Performance Objectives and other terms and conditions of the award have been satisfied;

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(5)       to determine the treatment of awards upon an award holder’s retirement, disability, death, termination for cause or other termination of employment or service;

(6)       to determine whether amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (i) will be paid to the award holder currently, or (ii) will be deferred and deemed to be reinvested or otherwise credited to the award holder and paid at the date specified in the award, or (iii) that the award holder has no rights with respect to such dividends;

(7)       to amend the terms of any award, prospectively or retroactively; provided, however , that no amendment shall impair the rights of the award holder without his or her written consent; and further provided , that unless specifically approved by the stockholders the Committee shall have no power to (i) amend the terms of previously granted Stock Options or SARs to reduce the option price or base price of such awards, or (ii) cancel outstanding Stock Options or SARs and grant substitute Stock Options or SARs with a lower option price or base price than the cancelled awards;

(8)       to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award in the manner and to the extent it shall deem desirable to carry out the purpose of the Plan;

(9)       to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an award will be deferred either automatically or at the election of an award holder, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period (in each case, subject to any restrictions imposed by Section 409A of the Internal Revenue Code (the “Code”);

(10)       to determine, pursuant to a formula or otherwise, the fair market value of the Stock on a given date; provided, however , that unless the Committee determines that a different measure is more appropriate, the fair market value of the Stock shall be the closing price of the Stock (on such exchange or market as is determined by the Committee to be the primary market for the Stock) on the date in question or, if the date in question is not a trading day on such market, then the trading day immediately following the date in question;

(11)       to provide that the shares of Stock received as a result of an award shall be subject to a right of repurchase by the Company and/or a right of first refusal, in each case subject to such terms and conditions as the Committee may specify;

(12)       to adopt one or more sub-plans, consistent with the Plan, containing such provisions as may be necessary or desirable to enable awards under the Plan to comply with the laws of other jurisdictions and/or qualify for preferred tax treatment under such laws;

(13)       to the extent permitted by law, to delegate to a committee of two or more officers of the Company the authority to grant awards to employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934; provided, however, that any such delegation shall be set forth in a resolution of the Committee that specifies the total number of shares as to which awards may be granted under such delegation and any other limitations as may be imposed by the Committee; and

(14)       to delegate such administrative duties as it may deem advisable to one or more of its members or to one or more employees or agents of the Company.

3.3       The Committee shall have the right to designate awards as “Performance Awards.” The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a subsidiary, business unit , business segment or business line, and which the Committee may use as an absolute measure, as a measure of improvement relative to prior performance, or as a measure of comparable performance relative to a peer group of companies or published or special index that the Committee deems appropriate:

(1)       Net earnings or net income (before or after taxes);

(2)       Earnings per share;

(3)       Net sales or revenue growth;

(4)       Gross revenues (and/or gross revenue growth) and/or mix of revenues among the Company’s business activities;

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(5)       Net operating profit (or reduction in operating loss);

(6)       Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(7)       Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(8)       Earnings before or after taxes, interest, depreciation, and/or amortization;

(9)       Gross or operating margins;

(10)     Productivity ratios (and/or such ratios as compared to various stock market indices);

(11)     Stock price (including, but not limited to, growth measures and total shareholder return);

(12)     Stock price and market capitalization ratios (including, but not limited to, price- to-earnings ratio and enterprise multiple);

(13)     Expense targets;

(14)     Margins;

(15)     Operating efficiency;

(16)     Market share;

(17)     Customer satisfaction;

(18)     Employee satisfaction or retention;

(19)     Development and implementation of employee or executive development programs (including, but not limited to, succession programs);

(20)     Working capital targets;

(21)     Economic value added or EVA ® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(22)     Market value added;

(23)     Debt to equity ratio;

(24)     Strategic business goals relating to acquisitions, divestitures and joint ventures;

(25)     Business goals relating to web sites operated by the Company or a Related Company;

(26)       Business goals relating to advertising on the Company or a Related Company’s web sites; and

(27)       Business goals relating to subscriptions to the Company or a Related Company’s products and services.

The Committee may provide in any Cash Award or other Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during the performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (iv) any reorganization and restructuring programs, (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (vi) the impact of adjustments to the Company’s deferred tax asset valuation allowance, (vii) acquisitions or divestitures, and (viii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards intended to be performance-based within the meaning of Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m).

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3.4       All determinations and interpretations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and award holders.

3.5       The Committee may act by a majority of its members at a meeting (present in person or by conference telephone), by unanimous written consent or by any other method of director action then permitted under the General Corporation Law of the State of Delaware.

SECTION 4       Stock Subject to Plan

4.1       The total number of shares of Stock which may be issued under the Plan shall be 7,750,000 shares plus any unused shares authorized for awards under the Company’s 1998 Stock Incentive Plan (the “1998 Plan”), in each case subject to adjustment as provided in Section 4.4. No more than 6,500,000 shares may be granted with respect to incentive stock options (subject to adjustment as provided in Section 4.4). Shares issued under the Plan may consist of authorized but unissued shares or shares which have been issued and reacquired by the Company. The payment of any award in cash shall not count against this share limit.

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Company may assume or grant Stock Options or other awards in substitution for awards granted by such entity or an affiliate thereof, and such assumed or substituted awards shall not count against the share limit under this Plan. Any dividend equivalents that are granted with respect to other awards under this Plan and are paid in shares shall also not count against the share limit for the Plan.

4.2       To the extent a Stock Option or Stock Appreciation Right terminates without having been exercised, or an award terminates without the holder having received payment of the award, or shares awarded are forfeited (in each case including terminations and forfeitures of outstanding awards granted under the 1998 Plan), the shares subject to such award shall again be available for distribution in connection with future awards under this Plan. Shares of Stock equal in number to the shares surrendered in payment of the option price, and shares of Stock which are withheld in order to satisfy federal, state or local tax liability with respect to any award, shall count against the above limit. In the event that any Stock Option or SAR is exercised or settled by delivery of only the net shares representing the appreciation in the Stock, the total number of shares subject to the Stock Option or SAR shall be counted against the Plan’s share limit.

4.3       No individual shall be granted Stock Options, SARs, Restricted Stock, RSUs, or Other Stock-Based Awards, or any combination thereof with respect to more than 1,000,000 shares of Stock in any fiscal year (subject to adjustment as provided in Section 4.4). The maximum Cash Award which may be paid to any individual in any fiscal year (measured at the end of the performance period or periods ending in the fiscal year, and without regard to increase in value of the award during any deferral period) is $7,000,000.

4.4       In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, Stock dividend, Stock split, reverse split, spin-off, split-up, split-off, extraordinary dividend, distribution of assets or other change in corporate structure affecting the Stock such that an adjustment is determined by the Board in its discretion to be appropriate in order to prevent dilution or enlargement of benefits under the Plan, then the Board shall , in such manner as it may in its discretion deem equitable, adjust any or all of (i) the aggregate number and kind of shares reserved for issuance under the Plan, (ii) the number and kind of shares as to which awards may be granted to any individual in any fiscal year or which may be granted with respect to incentive stock options, (iii) the number and kind of shares or other property subject to outstanding awards , and (iv) the amounts to be paid by award holders or the Company, as the case may be, with respect to outstanding awards .

In addition, upon the dissolution or liquidation of the Company or upon any reorganization, merger, or consolidation as a result of which the Company is not the surviving corporation (or survives as a wholly-owned subsidiary of another corporation), or upon a sale of substantially all the assets of the Company, the Board or the Committee may take such action as it in its discretion deems appropriate to (i) subject to any limitations imposed by Section 409A of the Code, accelerate the time when awards vest and/or may be exercised and/or may be paid, (ii) cash out outstanding Stock Options and/or other awards at or immediately prior to the date of such event, (iii) provide for the assumption of outstanding Stock Options or other awards by surviving, successor or transferee corporations or entities, (iv) provide that in lieu of shares of Stock, the award recipient shall be entitled to receive the consideration he or she would have received in such transaction in exchange for such shares of Stock (or the fair market value thereof in cash), and/or (v) provide that Stock Options and SARs shall be exercisable for a period of at least 10 business days from the date of receipt of a notice from the Company of such proposed event, following the expiration of which period any unexercised Stock Options or SARs shall terminate.

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No fractional shares shall be issued or delivered under the Plan. The Committee shall determine whether the value of fractional shares shall be paid in cash or other property, or whether such fractional shares and any rights thereto shall be cancelled without payment.

The Board’s determination as to which adjustments shall be made under this Section 4.4 and the extent thereof shall be final, binding and conclusive.

SECTION 5       Eligibility

Employees, directors, and consultants of the Company or a Related Company, and outside contributors to products and services of the Company or a Related Company are eligible to be granted awards under the Plan. In addition, awards may be granted to prospective employees, directors, consultants or outside contributors but such awards shall not become effective until the recipient’s commencement of employment or service with the Company or Related Company. Incentive Stock Options may be granted only to employees and prospective employees of the Company or of any parent or subsidiary of the Company (as those terms are defined in Section 424 of the Code). The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

SECTION 6       Stock Options

6.1       The Stock Options awarded under the Plan may be of two types: (i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option is either designated as a Non-Qualified Stock Option or does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.2       Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)       Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee, but shall not be less than the fair market value of the Stock on the date of grant of the Stock Option. The date of grant of any Stock Option shall be the date of Committee approval of the Stock Option or a prospective date specified by the Committee, and for prospective employees, shall be no earlier than the first day of employment.

(2)       Option Term. The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall have a term longer than ten years.

(3)       Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may waive such exercise provisions or accelerate the exercisability of the Stock Option at any time in whole or in part.

(4)       Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving notice of exercise, in such manner as may be determined by the Company (which may be written or electronic) , specifying the number of whole shares to be purchased, accompanied by payment of the aggregate option price for such shares . Payment of the option price shall be made in such manner as the Committee may provide in the award, which may include (i) cash (including cash equivalents), (ii) delivery (either by actual delivery of the shares or by providing an affidavit affirming ownership of the shares) of shares of Stock already owned by the optionee, (iii) broker-assisted “cashless exercise” in which the optionee delivers a notice of exercise together with irrevocable instructions to a broker acceptable to the Company to sell shares of Stock (or a sufficient portion of such shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the total option price and any withholding tax obligation resulting from such exercise , (iv) application of shares subject to the Stock Option to satisfy the option price, (v) any other manner permitted by law, or (vi) any combination of the foregoing.

(5)       No Stockholder Rights. An optionee shall have neither rights to dividends or other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has duly exercised the Stock Option and a certificate for such shares has been duly issued (or the optionee has otherwise been duly recorded as the owner of the shares on the books of the Company).

(6)       Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

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(7)       Non-transferability. Unless otherwise provided by the Committee, (i) Stock Options shall not be transferable by the optionee other than by will or by the laws of descent and distribution, and (ii) during the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee or by his or her guardian or legal representative. The Committee, in its sole discretion, may permit Stock Options to be transferred to such other transferees and on such terms and conditions as may be determined by the Committee.

(8)       Termination of Employment. Following the termination of an optionee’s employment or service with the Company or a Related Company, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide different post-termination exercise provisions with respect to termination of employment or service for different reasons. The Committee may provide that, notwithstanding the option term fixed pursuant to Section 6.2(2), a Stock Option which is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death. The Committee shall have absolute discretion to determine the date and circumstances of any termination of employment or service.

6.3       Notwithstanding the provisions of Section 6.2, Incentive Stock Options shall be subject to the following additional restrictions:

(1)       No Incentive Stock Option shall have an option price which is less than 100% of the fair market value of the Stock on the date of grant of the Incentive Stock Option (or, with respect to prospective employees, on the first day of employment).

(2)       No Incentive Stock Option shall be exercisable more than ten years after the date such Incentive Stock Option is granted.

(3)       No Incentive Stock Option shall be awarded more than ten years after March 30, 2007, the date of Board approval of the Plan.

(4)       No Incentive Stock Option granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, as defined in Section 424 of the Code, shall (A) have an option price which is less than 110% of the fair market value of the Stock on the date of grant of the Incentive Stock Option or (B) be exercisable more than five years after the date such Incentive Stock Option is granted.

(5)       The aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the shares with respect to which Incentive Stock Options (granted under the Plan and any other plans of the Company, its parent corporation or subsidiary corporations, as defined in Section 424 of the Code) are exercisable for the first time by an optionee in any calendar year shall not exceed $100,000.

(6)       An optionee’s right to exercise an Incentive Stock Option shall be subject to the optionee’s agreement to notify the Company of any “disqualifying disposition” (for purposes of Section 422 of the Code) of the shares acquired upon such exercise.

(7)       Incentive Stock Options shall not be transferable by the optionee, other than by will or by the laws of descent and distribution. During the optionee’s lifetime, all Incentive Stock Options shall be exercisable only by such optionee.

The Committee may, with the consent of the optionee, amend an Incentive Stock Option in a manner that would cause loss of Incentive Stock Option status, provided the Stock Option as so amended satisfies the requirements of Section 6.2.

6.4       Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Stock Options in substitution for any options or other stock awards or stock-based awards granted by such entity or an affiliate thereof. Such substitute Stock Options may be granted on such terms as the Committee deems appropriate to prevent dilution or enlargement of the benefits under the prior award, notwithstanding any limitations on Stock Options contained in other provisions of this Section 6.

SECTION 7       Stock Appreciation Rights

A Stock Appreciation Right (“SAR”) shall entitle the holder thereof to receive, for each share as to which the award is granted, payment of an amount, in cash, shares of Stock, or a combination thereof as determined by the Committee, equal in value to the excess of the fair market value of a share of Stock on the date of exercise over an amount specified by the

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Committee. Any such award shall be in such form and shall have such terms and conditions as the Committee may determine; provided, however, that no SAR shall have a base price below the fair market value of the Stock on the date of grant or a term longer than ten years. The award shall specify the number of shares of Stock as to which the SAR is granted.

SECTION 8       Restricted Stock

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)       The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The grant and/or the vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company and/or its Related Companies, upon the attainment of specified Performance Objectives or upon such other criteria as the Committee may determine.

(2)       Stock certificates representing the Restricted Stock awarded shall be registered in the award holder’s name (or the holder shall be recorded as the owner of the shares on the books of the Company), but the Committee may direct that such certificates be held by the Company or its designee on behalf of the award holder (or that transfer restrictions be placed on the shares). Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the award holder until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the award holder (or his or her designated beneficiary in the event of death), (or the award holder (or his or her designated beneficiary in the event of death) shall be duly recorded as the owner of the shares on the books of the Company), in each case free of all restrictions.

(3)       The Committee may provide that the award holder shall have the right to vote and/or receive dividends on Restricted Stock. Unless the Committee provides otherwise, Stock received as a dividend on, or in connection with a stock split of, Restricted Stock (or pursuant to adjustment under Section 4.4) shall be subject to the same restrictions as the Restricted Stock. Notwithstanding the forgoing, with respect to an award of Restricted Stock designated as a Performance Award vests, dividends on such Restricted Stock may only be paid to the extent the applicable Performance Objectives are satisfied with respect to such award of Restricted Stock.

(4)       Except as may be provided by the Committee, in the event of an award holder ’s termination of employment or service before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the award holder shall be returned to the award holder or (ii) a cash payment equal to the Restricted Stock’s fair market value on the date of forfeiture, if lower, shall be paid to the award holder .

(5)       The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the award holder’s Restricted Stock (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code).

SECTION 9       Restricted Stock Units

Subject to the following provisions, all awards of Restricted Stock Units (“RSUs”) shall be in such form and shall have such terms and conditions as the Committee may determine:

(1)       The Restricted Stock Unit award shall specify the number of RSUs to be awarded and the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred. The Committee may condition the grant or vesting of Restricted Stock Units, or receipt of Stock or cash at the end of the Deferral Period, upon the completion of a specified period of service with the Company and/or its Related Companies, upon the attainment of specified Performance Objectives, or upon such other criteria as the Committee may determine.

(2)       Except as may be provided by the Committee, RSU awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.

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(3)       At the expiration of the Deferral Period, the award holder (or his or her designated beneficiary in the event of death) shall receive (i) certificates for the number of shares of Stock equal to the number of shares covered by the RSU award (or the shares shall be duly recorded as owned by such holder on the books of the Company), (ii) cash equal to the fair market value of such Stock, or (iii) a combination of shares and cash, as the Committee may determine.

(4)       Except as may be provided by the Committee, in the event of an award holder’s termination of employment or service before the RSU has vested, his or her RSU award shall be forfeited.

(5)       The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, Stock or cash under a Restricted Stock Unit award (except that the Committee may not waive conditions or restrictions with respect to awards intended to qualify under Section 162(m) of the Code if such waiver would cause the award to fail to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code). In addition, the Committee shall not accelerate the payment of an RSU if such acceleration would violate Section 409A of the Code.

(6)       If the Committee grants dividend equivalents with respect to RSUs, Stock received as a dividend equivalent on, or in connection with a stock split of, RSUs (or pursuant to adjustment under Section 4.4) shall be subject to the same restrictions as the RSUs. Notwithstanding the forgoing, with respect to an award of RSUs designated as a Performance Award, dividends equivalents on such RSUs may only be paid to the extent the applicable Performance Objectives are satisfied with respect to such award of RSUs

SECTION 10       Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which shall consist of any right that is not an award described in Sections 6, 7, 8 or 9 hereof and that is denominated or payable in Stock, or valued in whole or in part by reference to or otherwise based on or related to Stock (including, without limitation, securities convertible into Stock). The Committee shall determine the terms and conditions of any such award, subject to any limitations contained in the Plan.

SECTION 11       Cash Awards

11.1       The Committee may grant Cash Awards, which shall entitle the award holder to receive cash upon the satisfaction of the Performance Objectives and other terms and conditions set forth in the award. At the time of grant of a Cash Award, the Committee shall specify the applicable Performance Objectives and the performance period to which they apply, as well as the amount of the Cash Award to be paid upon satisfaction of the Performance Objectives (which may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the Performance Objectives). The Committee may determine that a Cash Award shall be payable upon achievement of any one Performance Objective, or any one of several Performance Objectives, or that two or more of the Performance Objectives must be achieved as a condition to payment of a Cash Award.

11.2       The Committee shall specify at the time of grant of a Cash Award the date or dates such Cash Award, to the extent earned, shall be payable, and may require all or a portion of the Cash Award to be deferred and payable only upon satisfaction of continued employment or other specified conditions. The Committee may also permit all or a portion of a Cash Award to be deferred at the award holder’s election, subject to Section 409A of the Code. Deferred portions of a Cash Award may be credited with interest, deemed invested in Stock, or deemed invested in such other investments as the Committee may specify.

11.3       The following additional requirements shall apply to Cash Awards intended to qualify as performance-based under Section 162(m) of the Code:

(1)       the Performance Objectives shall be established by the Committee not later than the earlier of (i) 90 days after the beginning of the applicable performance period, or (ii) the time 25% of such performance period has elapsed;

(2)       the Performance Objectives shall be objective and the achievement of such Performance Objectives shall be substantially uncertain (within the meaning of Section 162(m) of the Code) at the time the Performance Objectives are established;

(3)       the amount of the Cash Award payable upon each level of achievement of the Performance Objectives must be objectively determinable, except that the Committee shall have the right to reduce (but not increase) the amount payable, in its sole discretion; and

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(4)       prior to payment of any Cash Award, the Committee shall certify in writing, in a manner which satisfies the requirements of Section 162(m) of the Code, that the Performance Objectives have been satisfied.

SECTION 12       Tax Withholding

Each award holder shall, no later than the date as of which an amount with respect to an award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements , and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the award holder .

To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an award holder may elect to have the minimum amount of any required tax withholding with respect to any awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the award. Alternatively, the Committee may require that a portion of the shares of Stock otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the award.

SECTION 13       Beneficiary of Award Holder

13.1       Each award holder shall have the right, at any time, to designate any person or persons as such person’s Beneficiary or Beneficiaries (both primary and contingent) to whom payment in respect of the award holder’s awards under this Plan shall be paid in the event of the award holder’s death. Each Beneficiary designation shall become effective only when filed in writing with the Company during the award holder’s lifetime on a form provided by the Company. If an award holder is married, his or her designation of Beneficiary or Beneficiaries other than his/her spouse or his/her estate shall not be effective unless the Beneficiary designation has been signed by the spouse and notarized.

13.2       If an award holder fails to designate a Beneficiary as provided above or if all designated Beneficiaries predecease the award holder, payment of the holder’s awards shall be made to the holder’s estate.

SECTION 14       Amendments and Termination

14.1       The Plan will continue in effect for a term of ten (10) years from the effective date of the amendment and restatement of the Plan by the Committee, as set forth in Section 16.8, unless earlier terminated in accordance with Section 14.2. However, no award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Stock Options or SARs) shall be granted after the Company’s annual meeting held in 2020 unless the material terms of the performance goals (as defined in Section 162(m)) have been reapproved by the Company’s stockholders within the five years prior to such grant.

14.2       The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent.

Amendments may be made without stockholder approval except as required to satisfy applicable laws or regulations or the requirements of any stock exchange or market on which the Stock is listed or traded.

14.3       The Committee may amend the terms of any award prospectively or retroactively, subject to the limitations set forth in Section 3.2(7) hereof.

14.4       Notwithstanding the foregoing provisions of this Section 14, the Committee shall have the right, in its sole discretion, to amend the Plan and all outstanding awards without the consent of stockholders or award holders to the extent the Committee determines such amendment is necessary or appropriate to comply with Section 409A of the Code.

14.5       Notwithstanding any other provision of the Plan or of any award, the Committee shall have the right, in its sole discretion, to terminate the Plan and all outstanding awards (or, to the extent permitted under Section 409A of the Code, to terminate all awards subject to Section 409A of the Code) and distribute amounts payable under such awards immediately prior to or within 12 months after the occurrence of a change in control event (as defined under Section 409A).

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SECTION 15       Change of Control

15.1       In the event of a Change of Control, if (and only to the extent) so determined by the Committee and specifically documented in either a special form of agreement at the time of grant or an amendment to an existing agreement, in each case on an individual-by-individual basis:

(1)       all or a portion (as determined by the Committee) of outstanding Stock Options and/or SARs awarded to such individual under the Plan shall become fully exercisable and vested; and

(2)       the restrictions applicable to all or a portion (as determined by the Committee) of any outstanding Restricted Stock awards, RSU awards and/or Other Stock-Based Awards under the Plan held by such individual shall lapse and such shares and awards shall be deemed fully vested.

In addition, the Committee may, in its sole discretion, determine the treatment of Cash Awards upon a Change of Control and, to the extent permitted under Section 409A of the Code, accelerate the payment date of all or any portion of an award holder’s RSU awards and Cash Awards upon a Change of Control.

15.2       A “Change of Control” means the happening of any of the following:

(1)       the acquisition by any person or group deemed a person under Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company and its subsidiaries as determined immediately prior to that date and any of its or their employee benefit plans ) of beneficial ownership, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of a majority of the total combined voting power of all classes of stock of the Company having the right under ordinary circumstances to vote at an election of the Board of Directors of the Company;

(2)       the date on which a majority of the members of the Board consist of persons other than Current Directors (which term shall mean any member of the Board on the effective date of this Plan and any member whose nomination or election has been approved by a majority of Current Directors then on the Board);

(3)       the date of consummation of a merger or consolidation of the Company with another corporation or other entity where (x) stockholders of the Company immediately prior to such merger or consolidation would not beneficially own following such merger or consolidation shares entitling such stockholders to a majority of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the surviving corporation would be entitled in the election of directors in substantially the same proportions as their ownership, immediately prior to such merger or consolidation, of voting securities of the Company, or (y) where the members of the Company’s Board of Directors, immediately prior to such merger or consolidation, would not, immediately after such merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger;

(4)       the sale of all or substantially all of the assets of the Company; or

(5)       the date of approval by the stockholders of the Company of a plan of complete liquidation of the Company.

SECTION 16       General Provisions

16.1       Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or market or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock, is necessary or desirable in order to satisfy any legal requirements, or the issuance, sale or delivery of any shares of Stock is or may in the circumstances be unlawful under the laws or regulations of any applicable jurisdiction, the right to exercise such Stock Option or SAR shall be suspended, such award shall not be granted, and/or the shares subject to such award will not be issued, sold or delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee, and the Committee determines that the issuance, sale or delivery of the shares is lawful. The application of this Section shall not extend the term of any Stock Option or other award. The Company shall have no obligation to effect any registration or qualification of the Stock under federal or state laws or to compensate the award holder for any loss caused by the implementation of this Section 16.1.

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16.2       Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including arrangements providing for the issuance of Stock. Nothing in the Plan nor any award hereunder shall confer upon any award holder any right to continued employment or service with the Company or a Related Company, or interfere in any way with the right of any such company to terminate such employment or service.

16.3       Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

16.4       No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan or any award hereunder, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

16.5       Although the Company may endeavor to qualify an award for favorable tax treatment (e.g. incentive stock options under Section 422 of the Code) or to avoid adverse tax treatment (e.g. under Section 409A of the Code), the Company makes no representation that the desired tax treatment will be available and expressly disclaims any liability for the failure to maintain favorable or avoid unfavorable tax treatment.

16.6       Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or Related Company and an award holder, and no award holder will, by participation in the Plan, acquire any right in any specific Company property, including any property the Company may set aside in connection with the Plan. To the extent that any award holder acquires a right to receive payments from the Company or any Related Company pursuant to an award, such right shall not be greater than the right of an unsecured general creditor.

16.7       The Plan and all awards hereunder shall be governed by the laws of the State of New York without giving effect to conflict of laws principles.

16.8       This Plan became effective on March 30, 2007, subject to approval of the Company’s stockholders at the 2007 annual meeting. The Plan was as amended and restated, on May 27, 2010 and April 12, 2013, subject to approval of the Company’s stockholders at the 2010 annual meeting and 2013 annual meeting, respectively, which was obtained in each case. The Plan, as currently amended and restated, shall be effective on April 14, 2015, subject to approval of the Company’s stockholders at the 2015 annual meeting.

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The Street

THESTREET, INC.
14 WALL STREET, 15TH FL.
NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on June 10, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 James Cramer 02 Mark Walsh

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To approve the amendment and restatement of TheStreet, Inc. 2007 Performance Incentive Plan;	☐	☐	☐
3. To ratify the appointment of BDO USA, LLP as TheStreet, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2015; and	☐	☐	☐
4. To approve the compensation of TheStreet, Inc.'s named executive officers as described in the Proxy Statement (this vote is advisory and non-binding).	☐	☐	☐

NOTE: The proxy holders are authorized to vote on any other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof, for action in accordance with their judgment.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000246449_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com .

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF THESTREET, INC.
FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 11, 2015

The undersigned stockholder of TheStreet, Inc. (the "Company") hereby appoints Elisabeth DeMarse, John Ferrara and Vanessa J. Soman, with power to act without the other and with full power of substitution and resubstitution, as Proxies to represent and to vote all shares of Common Stock, $0.01 par value, of the Company standing in the name of the undersigned, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, June 11, 2015, at 8:30 a.m. Eastern Daylight Time at the offices of Orrick, Herrington & Sutcliffe LLP, 51 West 52nd Street, New York, New York 10019, upon such business as may properly come before the Annual Meeting or any adjournment or postponement thereof, including the matters set forth on the reverse side. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card. **Unless a contrary direction is indicated this Proxy will be voted for all nominees and for Proposals 2, 3 and 4 and in accordance with the judgment of the proxyholder upon any other business as may properly come before the Annual Meeting**. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued and to be signed on reverse side)

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